File Number: 333-91485

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          KINGSGATE ACQUISITIONS, INC.
                          ----------------------------
                             (Name of small business
                             issuer in its charter)

     Delaware                         6770                     98-0211672
------------------------     ----------------------------   ---------------
(State of incorporation  (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction         Classification Code Number)   Identification No.)
  of organization)

    950 11th Street, West Vancouver            Barney Magnusson
   British Columbia V7T 2M3 Canada          KINGSGATE ACQUISITIONS, INC.
            (604) 926-6775                950 11th Street, West Vancouver
  (Address and telephone number of         British Columbia V7T 2M3 Canada
   principal executive offices)                   (604) 926-6775
                                           (Name, address  and telephone
                                            number of agent for service)
    Copies to:
    Sheila G. Corvino, Attorney at Law
         811 Dorset West Road                   Eaton & Van Winkle
        Dorset, Vermont 05251                      3 Park Avenue
        Phone: (802) 867-0112                 New York, New York 10016
        Fax:   (802) 867-2468                  Phone:  (212) 779-9910
                                               Fax:    (212) 779-9928

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that it shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                    CALCULATION OF REGISTRATION FEE


Title of each Class     Amount       Proposed Maximum   Proposed Maximum    Amount of
of Securities Being     To be        Offering Price       Aggregate      Registration
Registered              Registered   Per Security      Offering Amount       Fee

Units                        1,000,000      $1.00            $,1,000,000    $278.00
 Each Unit comprised of
 Common Stock            1,000,000
 Class A Warrants        1,000,000
 Class B Warrants        1,000,000
Common Stock Underlying
   class A Warrants (1) 1,000,000      $1.50             $1,500,000          $417.00
Common Stock Underlying
   class B Warrants (1) 1,000,000      $2.50             $2,500,000          $695.00
                         ---------
TOTAL                   7,325,000                        $5,500,000         $1,390.00(2)
                        =========                        =========          =========



(1) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

(2) The registrant previously paid a fee of $1,546. Therefore no additional fee is due with this filing.

                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item

No.          Required Item                         Location or Caption
----         -------------                         -------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Back Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Market for our Common
                                                 Stock

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Not Applicable

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain

           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Named Experts and
           Counsel                               Legal Matters; Financial
                                                 Statements

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion and
           Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation

18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Prospectus Summary;
                                                 Market for Our
                                                 Common Stock

21.        Executive Compensation                Management - Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable

PROSPECTUS
                          KINGSGATE ACQUISITIONS, INC.
                            (A Delaware Corporation)

                          1,000,000 units consisting of
                        1,000,000 shares of common stock
                     2,000,000 two-year redeemable warrants


     We are a Delaware corporation organized to pursue a business combination. We agreed to purchase all of the outstanding shares of common stock of Look Models International, Inc., a Delaware corporation ("Look Models") and all shareholders of Look Models will become our shareholders.

     We are offering these units through our president, Wolfgang Schwarz, without the use of a professional underwriter on a best efforts basis. We will not pay commissions on unit sales. There are no minimum purchase requirements. Subscription monies will be held an escrow account pending acceptance by our company.

     This offering will expire one year from the date of this prospectus, unless we decide in our sole discretion to extend the offering for an additional one year term.

     No public market currently exists for our shares. The offering price may not reflect the market price of our units after this offering. Our shares are not listed on any securities exchange.


     These securities have not been approved or disapproved by the securities and exchange commission nor has the commission passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.


     The information in this prospectus is subject to amendment and completion.


              ----------------------------------------------------
        This offering involves a high degree of risk. (see "risk factors"

        ----------------------------------------------------------------
        ----------------------------------------------------------------


    commencing on page x for special risks concerning us and the offering).

    -----------------------------------------------------------------------
    -----------------------------------------------------------------------

              ----------------------------------------------------

Offering Information
                                                 Per unit          Total
                                                 --------        -----------
Initial public offering price                      $1.00         $1,000,000.00
Underwriting discounts/commissions                 $ .00         $         .00
Estimated offering expenses                        $ .00         $         .00
Net offering proceeds to
 Kingsgate Acquisitions, Inc.                      $1.00         $1,000,000.00


                   The date of the Prospectus is ______, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                           ----

Prospectus Summary.............................................              1

Summary Financial Information..................................              4

Risk Factors...................................................              5

Dilution.......................................................              8

Plan of Distribution ..........................................             10

Terms of the Securities Purchase Agreement.....................             12

Use of Proceeds................................................             13

Proposed Business...............................................            14

Management's Discussion and Analysis............................            27

Management.....................................................             42

Statement as to Indemnification................................             48

Market for our Common Stock....................................             48

Certain Transactions...........................................             50

Principal Stockholders.........................................             51

Description of Securities......................................             53

Where You Can Find More Information............................             57

Legal Proceedings..............................................             58

Financial Statements...........................................             F-1
  Kingsgate Acquisitions, Inc.
  Look Models International, Inc.

  Pro-forma condensed consolidated
  balance sheet

                               PROSPECTUS SUMMARY

                          Kingsgate Acquisitions, Inc.

     We are a Delaware corporation, organized on September 28, 1999, as a vehicle to acquire or merge with a business.

     Our acquisition target, Look Models International, Inc., is a Delaware corporation. Look Models, along with its wholly-owned subsidiaries, operate

          o    a modeling agency,

          o    a talent scout and talent development business,

          o a promotional event management and event licensing business, and


          o a product design and distribution business. Look Models is currently designing a line of cosmetic products, aromatherapy, clothing, lingerie and accessories under the brand names "Look" and "Catwalk" aimed at the young female market worldwide. Look Models has begun distribution perfume, eau de toilette, body milk, body splash and perfume towelettes. Look Models is currently designing clothing and accessories lines as well as fragrance and aromatherapy lines, including bath oil pearls, cream and scent candles.


     We maintain our office at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada. Our phone number is (604) 926-6775. We intend to relocate our offices to Passauerplatz #1, Vienna 1010, Austria the present address of Look Models. The phone number of Look Models is 011-43-1-533-5816; its fax number is 011-43-1-535-4255; and its email address is agency@link2look.com.

The Offering

Securities offered                1,000,000 units each consisting of one
                                  share of our common stock, $0.001 par value, one class A warrant and one class B warrant.

                                  (1)(2)

Offering price                    $1.00 per unit.

Gross Offering proceeds           $1,000,000


Expiration date                   The offering will expire one year from
                                  the date of this prospectus unless extended for an additional one year period.

Common stock outstanding
prior to the offering             2,000,000 shares

Common stock to be
outstanding after the offering    3,000,000 shares

Common stock to be

Outstanding after the
merger with Look Models
assuming all

shares sold in offering           13,500,000 shares

Warrants to be outstanding

after the offering                1,000,000 class A redeemable warrants
                                  1,000,000 class B redeemable warrants

          (1) The shares and warrants comprising the units are immediately separable upon issuance.


          (2) The warrants are exercisable into shares of our common stock until two years after the date of this prospectus as follows

                                    Exercise price       Net proceeds from
                                                           exercise
                                  --------------     ----------------------

class A 2-year redeemable warrant  $  1.50 per share       $ 1,500,000
class B 2-year redeemable warrant  $  2.50 per share       $ 2,500,000


Our founders, officers, directors, current stockholders and affiliates are able to purchase up to 50% of the offering.

Limited State Registration

     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares or warrants in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell units to investors who reside in foreign countries, including but not limited to Austria. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualification is available. We intend to offer our securities to residents of the Province of British Columbia, Canada. The sale to residents of British Columbia, so long the offering is sold to fewer than 50 subscribers, excluding officers, directors and employees, is exempt from registration.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our financial statements.*


                               From             From         Look Models
                              1/1/00          1/1/01         Year ended        Year ended       Pro-Forma
                            to 12/31/00       to 12/31/01     to 12/31/00        12/31/01        After
                                                                                              Acquisition
                                                                                              and sale of
                                                                                               1,000,000
                                                                                                 shares
                            -----------      -----------    ------------      ----------     ------------


Statement of Income Data:
Net Sales                   $         0     $        0     $   1,220,841        $ 1,076,237   $ 1,076,237
Net Loss                    $      (820)    $  (15,365)    $  (1,680,438)       $(1,725,950)  $(1,741,315)
Net Loss Per Share          $      0.00  $        0.01     $       (0.17)             (0.13)        (0.13)
Shares Outstanding
  Common                      3,000,000      3,000,000        10,138,874         10,625,308    13,500,000
  Preferred                           0              0                 0                  0             0

Balance Sheet Data

Working Capital             $   106,732     $   91,367       $  (553,230)       $(1,842,854)  $(1,599,584)
Total Assets                $   107,232     $   91,867       $ 1,442,313        $   755,631   $   847,498
Long Term Debt              $         0     $        0       $         0        $         0   $         0
Total Liabilities           $       500     $      500       $ 1,819,427        $ 2,433,900   $ 2,434,400
Common stock                      3,000          3,000            10,139             10,626   $    13,500
Preferred stock                       0              0                 0                  0             0
Additional paid in capital  $   105,215     $  105,215       $ 2,565,946        $ 2,924,078   $ 3,012,571
Deficit and deficit
 accumulated during
 development stage          $    (1,483)    $  (16,848)      $(3,192,420)       $(4,918,370)  $(4,918,370)


Total Stockholders' Equity  $   106,732     $   91,867       $  (377,114)       $(1,678,269)  $(1,586,902)
    (Deficit)


                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider, together with the other information appearing in this prospectus, the following factors in evaluating an investment in our company.


     After our business combination with Look Models, Look Models will own 85.2% of our company and its current board of directors and officers will manage our affairs. Our success will be dependent on, among other things, this management team and we cannot assure you that management of Look Models will successfully run the business.

--------------------------------------------------------------------------------

     We have agreed that, upon the successful completion of our business combination with Look Models, we will issue 10,500,000 shares of our common stock and our founders will transfer 1,000,000 of their shares to shareholders of Look Models so that the shareholders of Look Models will own 11,500,000 shares of a total of 12,500,000 shares or 92% of our issued and outstanding common stock. Assuming the successful sale of all 1,000,000 shares of common stock pursuant to this offering, there will be 13,500,000 shares outstanding, of which the shareholders of Look Models will own 85.2%. Therefore, the consummation of this business combination will result in a change of control to the present management of Look Models and the resignation of all our present officers and all of our directors. We can provide no assurance that the management of Look Models will successfully run the business after our acquisition.

     Look Models has experienced losses and we can give no assurances that Look Models will become a profitable venture or that its products and services will achieve commercial acceptance.
--------------------------------------------------------------------------------

     Look Models and its predecessors have experienced losses in the past two fiscal years, as it has invested heavily in the development of its event management and licensing business, as well as its product line. We can give no assurances that Look Models' new products will be accepted in the marketplace or that these products will generate revenues.

     Look Models is dependent on its, President, Wolfgang Schwarz, and upon the retention of additional qualified management and technical personnel.
--------------------------------------------------------------------------------

     Look Models' success is greatly dependent on its president and largest stockholder, Wolfgang Schwarz, due to his background, experience and contacts in the industry and his knowledge of the marketplace and its nuances. In addition, Look Models must attract and retain qualified management for the further development of its business and improvement and marketing of its products. Competition for management and marketing personnel is intense. Look Models' inability to attract additional key employees or the loss of one or more current key employees could adversely affect it in developing existing products and marketing its products to existing and future clients.


     The vast majority of Look Models' operations and assets are concentrated outside the United States. Therefore, a creditor or plaintiff in a lawsuit may encounter great difficulties in enforcing liabilities in foreign jurisdiction. Further, an investor should be advised that there are political,economic and
currency      risks      of      operating      in      foreign       countries.
-------------------------------------------------------------------------------

     Look Models' operations are world-wide and its assets are mainly in Austria. An investor should be aware that a creditor or judgment holder may encounter great difficulties in enforcing liabilities and attaching assets as these are held overseas. Further, as the different countries in which Look Models operates are subject to different economic cycles, political instabilities and differing values in currency, an investor should be aware that an investment in Look Models is subject to all of these risks.

     There is no public market for our securities. This means that there is a high risk that it may be difficult or impossible for a shareholder to sell his shares and if he is able to sell them, he might not recoup his investment as the price of his common stock is subject to great volatility.

-------------------------------------------------------------------------------

     As of this date, there is no public trading market for our common stock. Given the small size of this offering, and the relatively minimal public float, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of our common stock may be volatile. Thus, investors run the risk that they will never be able to sell their shares. In any event, there are additional state securities laws preventing resale transactions. While we have solicited Public Securities of Spokane, Washington to be our market maker, we can give assurance that a market can be made in our securities.


     We may need additional financing. We cannot assure you that we will be able to obtain this financing at favorable rates, if at all. If such financing cannot be raised, we may be unable to fund the operations of our company.

--------------------------------------------------------------------------------

     While the president of Look Models has guaranteed funding for its operations for up to 25% of the total annual operating expenses for 2002, this guarantee is not without end. No other officers, directors or affiliates of our company or Look Models have agreed to lend money to our company or Look Models. In order to achieve and maintain our planned growth rate after the merger, which growth plan includes financing acquisitions, Look Models may have to obtain additional bank financing or sell additional debt or equity securities in public or private financing. Any such financing could dilute the interest of current shareholders. There can be no assurance that any such additional financing will be available or, if it is available, that it will be in such amounts and on the terms that will be satisfactory to Look Models.


     There was no independent valuation of the shares in the acquisition transaction. Thus, the price of our shares of our common stock we are offering by this prospectus may bear little or no relation to their actual value.

--------------------------------------------------------------------------------

     The number of our shares to be issued pursuant to the acquisition agreement was determined by negotiation between our company and Look Models and does not necessarily bear any relationship to Look Models' asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Look Models. Furthermore, neither our company nor Look Models has obtained either an appraisal of our respective securities or an opinion that the acquisition is fair from a financial perspective.

     The following are estimated expenses, incurred in connection with this registration statement, which are payable by Look Models and will be recouped by them out of the proceeds of this offering:


Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $100,000
Accounting Fees.............................................     $ 80,000
Edgarization, Printing and Engraving........................     $ 15,000
Miscellaneous...............................................     $ 10,000
Transfer Agent Fees.........................................     $  2,500

                                                                --------

TOTAL.......................................................     $215,000

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of common stock outstanding.

     As of December 31, 2001, our net tangible book value was $91,367 or $0.03 per share of common stock. Excluding the $100,000 proceeds of the offering and the 1,000,000 shares issued in the offering, our net tangible book value as of December 31, 2001 was $0 or $0 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Our net tangible book value (deficit) as of December 31, 2001 on an unaudited pro forma combined basis, taking into account the acquisition of Look Models, Inc. and issuance of 10,500,000 shares of common stock to Look Models' present shareholders was $(1,691,712), which represents net liabilities increased by intangible assets of $104,810, or approximately $(0.13) per share, based on 13,500,000 outstanding shares of common stock, after consummation of the transaction and assuming sale of all 1,000,000 shares pursuant to this offering. The result will be an immediate reduction in net tangible book value of $0.13 per share to our present shareholders and an immediate decrease of $0.23 per share to the public investors on a post-offering basis and post-merger basis assuming 1,000,000 shares of our common stock are sold pursuant to this offering.

The following tables illustrate this dilution:

                                                                            100%
 Public offering price per share                           $.10          $.10

 Net tangible book value per share
 before the offering                           $0.0

 Increase per share attributable
 to new investors                              $0.03
                                                ----
                                               $0.03
 Decrease per share attributable to
   Acquisition of Look Models                  (0.16)
                                               -----
 Pro forma net tangible book value
         Per share with the offering
         And acquisition of Look Models                   ($0.13)        ($0.13)
                                                           -------       ------
Dilution per share to
new investors                                              $0.23          $0.23
                                                           =====         ======

 Proforma net tangible book value per share                (0.13)         (0.13)
                                                           =====         ======
 Post-merger dilution per share to new
  investors                                                $0.23          $0.23
                                                           =====         ======



     The tables are based upon the following assumptions: the acquisition of Look Models, the issuance of 10,500,000 shares of common stock to present Look Models ssstockholders, the sale of the entire 1,000,000 units pursuant to this prospectus, and the total issued and outstanding shares being to 13,500,00.

                              PLAN OF DISTRIBUTION

Conduct of this offering

     This is a best efforts, self-underwritten offering of 1,000,000 units. Each unit is comprised of one share of common stock, one class A warrant and one class B warrant. The common stock and warrants are immediately separable upon issuance of the units. We will accept subscriptions, in our sole discretion, on a first come, first served basis. We will not pay any compensation to any person for the offer and sale of the units. There is no minimum offering amount that we must raise in order to continue with this offering.

     Wolfgang Schwarz, our president and treasurer, shall conduct this unit offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 200 prospectuses to acquaintances, friends and business associates.

     As of the date of this prospectus, we have not retained a broker for the sale of securities being offered. In the event we retain a broker, who may be deemed an underwriter, we will file an amendment to our registration statement.

     We have retained Public Securities, Inc., Spokane, Washington, a broker-dealer registered with the NASD, to act as lead market maker for our units, common stock and warrants and to make application for the listing of our units, shares of common stock and warrants on the OTC Bulletin Board. No assurance can be given that our units will be accepted for listing on the OTC Bulletin Board.

     The holders of our common stock, subject, where applicable, to the terms and conditions of the lockup agreement, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. They may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our securities and may sell or deliver shares in connection with these trades. The holders of the shares of common stock being offered pursuant to this prospectus also may pledge their securities to their brokers under the margin provisions of customer agreements.

     Broker-dealers engaged by the holders of our units, common stock and our class A and class B redeemable warrants may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from those security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The holders of our units, common stock and our class A and class B redeemable warrants and any broker-dealers or agents that are involved in selling those holders' securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all fees and expenses incident to the registration of the securities offered pursuant to this prospectus, except any fees and disbursements of counsel to the holders of such securities and any brokerage commissions and other selling expenses incurred by those holders in connection with the sale of their securities.

     At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will contain the amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the holders, selling securities and any discounts, commissions or concessions allowed or reallowed or paid to dealers. A prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the U.S. Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the securities.

     The holders of our common stock and our class A and class B redeemable warrants and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M, which may limit the timing of purchases and sales of any of the common stock by you and any other such person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the particular common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market- making activities with respect to the common stock.

     We do not intend to engage in any distribution efforts on behalf of any ofthe holders of our common stock and our class A and class B redeemable warrants other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission. We do not intend to solicit or otherwise induce any selling security holders to exercise their class A or class B redeemable warrants.

     Provided that any pledge or assignment by any holder of our common stock and our class A and class B redeemable warrants does not involve any increase in the number of shares or dollar amount registered, or include shares from a transaction other than the one to which this filing relates, and absent circumstances indicating that the change is material, we expect to reflect any such change in the filing of a Rule 424(b) prospectus supplement describing the change. In such prospectus supplement, we would be required to set forth the disclosure information regarding such successors in interest as required by the rules and regulations of the U.S. Securities and Exchange Commission.

Method of subscribing

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $1.00 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Chittenden Bank on behalf of Kingsgate Acquisitions, Inc." You may not pay in cash. This is a self-underwritten offering made on a best efforts basis.

     Our officers, directors, current stockholder and any of their affiliates or associates may purchase up to 50% of the units. Units purchased by our officers, directors and principal stockholder will be acquired for investment purposes and not with a view toward distribution.



Expiration date

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or one year from the effective date of the prospectus, unless we decide in our sole discretion to extend this offering for an additional one year period.

                   TERMS OF THE SECURITIES PURCHASE AGREEMENT

     The terms of our acquisition of Look Models are set forth in a securities purchase agreement, dated July 25, 2001, by and among us, our founding stockholders, Look Models International, Inc. and the stockholders of Look Models International, Inc.

     The agreement includes the following terms:

          o All issued and outstanding shares of common stock of Look Models shall be exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 85.2% of the combined entity.

          o Our founders will transfer a portion of their shares to the following parties in consideration of various services. R. Scott Barter acted as a finder for this transaction. The founders will transfer 125,000 shares of their founders' stock to him. Jack Rubinstein will act as advisor to the company in respect to locating key executives and strategic alliances as well as in the provision of product marketing advice. The founders will transfer 125,000 shares of their founders' stock to him. Mr. Richard Cohen will act as an advisor to the company in connection with the management and marketing expertise gained from his business experience, including but not limited to his service as the former president of General Media, Inc. The founders will transfer 125,000 shares of their founders' stock to him.


          o Look Models has funded our counsel's legal fees in connection with this post-effective registration statement. In consideration of all prior legal services Mrs. Corvino has rendered to our company, including the preparation of our last post-effective amendment, and in lieu of additional cash compensation, our founders have awarded her 125,000 shares of their common stock. Effect on current management

     We will pay no fees or other compensation to present management or our affiliates nor have we entered into or intend to enter into any understandings for any future arrangements that will result in income for current management or our affiliates. None of our management or directors will be a part of Look Models' management or its board. No person associated with our company will receive any form of compensation for the acquisition transaction. Although no assurances can be given, our board of directors believes that our acquisition of Look Models represents a good investment opportunity.

     Accounting Treatment

     Although we are the parent corporation, for accounting purposes, our acquisition of Look Models is treated as the acquisition of us by Look Models. This is known as a reverse acquisition and a recapitalization of Look Models. Look Models is the acquirer for accounting purposes because the former Look Models stockholders will receive the larger percentage of our common stock and voting rights than our current stockholders. The fiscal year will remain the same as both our company and Look Models have the same fiscal year, December 31.

                                 USE OF PROCEEDS


     The gross proceeds of this offering if fully subscribed will be $1,000,000. In this case, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    -------------------------------------

  Offering expenses                     $215,000             21.5%

  Marketing                             $325,000             32.5%

  Product Design and Development        $250,000             25%

  Hire Chief Financial officer          $100,000             10%

  Working capital                       $110,000             11%

  Total                               $1,000,000            100%

         In the event $500,000 is raised pursuant to this offering, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    -------------------------------------

  Offering expenses                     $215,000             43%

  Marketing                             $125,000             25%

  Product Design and Development        $125,000             25%

  Working capital                       $ 35,000              7%

  Total                                 $500,000            100%

         In the event $250,000 is raised pursuant to this offering, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    -------------------------------------

  Offering expenses                     $215,000             86%


  Working capital                       $ 35,000             14%

  Total                                 $250,000            100%

         If less than $250,000 is raised in this offering, we shall apply this figure towards offering expenses.

                                PROPOSED BUSINESS

Forward-looking Statements


     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements. All statements that address operating performance, events or developments that our management or the management of Look Models expects to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


History of our company and of the transaction


     We were organized on September 28, 1999 as a blank check company, which is essentially a vehicle to pursue a business combination. We offered our securities to the public pursuant to Rule 419 and closed our offering, raising proceeds of $100,000 on July 27, 2000. After we closed our offering, we located Sky E-Com, a company our management believed to be a suitable acquisition target, entered into an agreement to acquire it and filed a post-effective registration statement documenting the transaction. However, after receiving comment from the Securities and Exchange Commission that Sky E-Com was an unsuitable target as it might not be considered to be an operating business, we terminated the transaction. After this transaction was terminated, our officers and directors continued their search for an acquisition candidate. In early July 2001, we learned of an international modeling agency that was seeking to be a public company. Negotiations were commenced and a securities purchase agreement between the parties was signed on July 25, 2001. None of our officers or directors had any preliminary contact or discussions with any representative of Look Models regarding a business combination until subsequent to the close of our offering.

     Rule 419 requires that we complete an acquisition within eighteen months of the effective date of our registration statement. As we were unable to complete an acquisition within this time frame, we were required to refund the balance of our escrow account to our investors. In accordance with Rule 419, we utilized 10% of the proceeds of our offering ($10,000) for expenses relating to updating our financial statements, and preparing our first post-effective amendment. Pursuant to our escrow agreement with Chittenden Bank, we advised Chittenden to refund the balance of our escrow agent to our investors, and Chittenden Bank has advised us that it did so on March 20, 2002.


Employees

     We presently have no employees. Look Models has twenty-six (26) total employees, of which twenty three (23) are full time employees and three (3) are freelance.

Facilities

     We are presently using the office of our President, Barney Magnusson, at no cost, as our office, an arrangement which we expect to continue until the consummation of our acquisition of Look Models. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to the consummation of the acquisition.

     Look Models does not own any real estate, but has a protected lease on its offices in Vienna pursuant to Austrian law. As a result, Look Models has an indefinite leasehold. Look Models owns and leases sophisticated computer and graphic production equipment for photo shoots, Internet activities, and events. It owns other personal property and business furniture in its business premises.

Description of the Business of Look Models International, Inc.

     Business Development:


     In 1986, Mr. Wolfgang Schwarz, president, chief executive officer and chairman of the board of Look Models International, Inc. and its subsidiaries, formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1986, the company started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 15 countries in Central and Eastern Europe. This Eastern European venture with Elite Modeling Agency ended on good terms in 1999.

     From 1994 to the present, Mr. Schwarz has built Look Models into a European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic and others, and has launched the careers of many others. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, Karolina Kurkova and Viera Shottertova in Europe, as well as many rising stars. Mr. Schwarz has formed several affiliated companies through which he operates the following businesses:

     o    a modeling agency,

     o    a talent scout and talent development business,

     o    a promotional event management and event licensing business, and

     o    a product development and distribution business.

     The corporate structure of Look Models International and its affiliates is as follows:




                    -----------------------------------------
                         Look Models International, Inc
                                  Delaware, USA
                    -----------------------------------------

                                      100%
                                   -----------
                    -----------------------------------------
                              Fordash Holdings Ltd
                                     Bahamas
                    ----------------------------------------

                                      100%
                              ---------------------
                    -----------------------------------------
                            Look Eventmanagement GmbH
                                 Vienna, Austria
                    -----------------------------------------


          -------------------------------------------------------------

                   100%                                     100%
 --------------------------------------     ----------------------------------
      Look Model Management GmbH               Look Model Management spol sro
             Vienna, Austria                       Prague, Czech Republic
 --------------------------------------      ---------------------------------

     Look Models International, Inc. is a holding company that was organized under the laws of the State of Delaware on June 12, 2000. On September 26, 2000, Look Models acquired all the issued and outstanding stock of Fordash Holdings Ltd., a Bahamian holding company organized in July 1999 and 100% owner of all Look Models affiliates. The interests of Fordash are wholly owned by Monti Fiduciaria S.A., in trust for Wolfgang Schwarz. As originally intended, Mr. Schwarz wanted an equity partner who would share in the company's operations, fund-raising and management. Mr. Schwarz anticipated that Look Models would be used as the vehicle to accomplish this goal, that the interests would be divided up and that as a bonus, Mr. Schwarz through Fordash would receive an equity distribution of one million dollars. This transaction was terminated and Mr. Schwarz extinguished the $1,000,000 payable having determined that it was not in the best interest of the company to take a distribution at that time. Instead, the transfer was treated as a recapitalization, as the shareholders of Look Models acquired all the stock of Fordash. In addition, Mr. Schwarz determined that a Delaware holding company would be a good vehicle through which to enter the U.S. equity marketplace.

     The remaining elements of the Look Models family of companies are as follows: Fordash owns all the issued and outstanding stock of Look Eventmanagement GmbH, an Austrian company organized in 1986 under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. Look Eventmanagement owns all the issued and outstanding stock of two companies, Look Model Management GmbH, an Austrian company, and Look Model Management spol sro, a Czech Republic company.

Business of Issuer
------------------

     Look Models and its  subsidiaries  operate its business in three  segments:
Event Management, Model Management and Product Development and Distribution.


     Event Management:

     Look Eventmanagement GmbH operates an event management and model scouting business. It sources new models and organizes model search and contest events. These events are sponsored by a wide variety of companies, including hotels, manufacturers and national airlines, such as Hilton Hotels, Timex and Austrian Airlines and are attended by agents and industry professionals in the hope of signing on new models. The selected models' contracts are signed through Look Model Management. In addition to hosting these events itself, Look Eventmanagement licenses to third parties the right to operate these events, and obtains a license fee and continued royalties pursuant to such licenses.

     During 1999 and 2000, the company decided to create brand awareness for the "Look" name, its products, and its business model. Accordingly, Look Eventmanagement organized national and international model search and contest events. Initially, the company funded all these events itself, in order to enhance its reputation and build its brand. Look Models intends to generate continued revenue from these relationships by entering into licensing agreements and sponsorship deals.


     The licensing deals are promoted by word of mouth and are targeted towards companies with expertise in event promotion. Look has entered into approximately ten license agreements to date. The license is limited to a country and the term of the license is one year. Licensees organize the model search and contest events with the guidance and under the oversight of Look Eventmanagement. The structure of a licensing deal is that Look Eventmanagement is paid an initial licensing fee between $15,000 and $50,000 and retains a portion of the revenue generated from sponsors of the events.

     The role of the sponsor is to finance the event. The sponsors finance these events in order to gain media attention and consumer support. They gain advertising space, are including in a promotional package prepared for the event and gain Internet coverage on the Look website. Many companies have already sponsored Look Eventmanagement events. Examples include:


         NOKIA                                     PROCTOR & GAMBLE
         LUMENE                                    ABSOLUT
         CASINOS AUSTRIA                           DINERS CLUB
         DIVA                                      PEUGEOT
         PEEK & CLOPPENBURG                        CASALL
         HABARI                                    SONY MUSIC
         BMG                                       MANGO
         CHRYSLER CORPORATION                      MERCEDES BENZ
         LUFTHANSA                                 L'OREAL
         REPLAY                                    INTERCONTINENTAL HOTELS
         SHIMAN                                    PLANET HOLLYWOOD
         UNILEVER                                  LE MERIDIEN
         LAUDA-AIR                                 CHAMPAGNE POMMERY
         MARBERT                                   AUSTRIAN AIRLINES
         WARSTEINER                                MARTINI
         OIL OF OLAY                               MARRIOTT HOTEL
         PANTENE                                   LEVI STRAUSS AND COMPANY
         HILTON HOTELS                             HOLIDAY INN
         ELIZABETH ARDEN

     In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2002, Look Models through Look Eventmanagement targeted several countries in which it will seek to develop strategic licensing relationships, including Germany, Slovakia, Czech Republic, Hungary, Turkey, Greece, Portugal, Sweden, Russia, Luxemburg, Romania and the Baltic nations. Look Models also intends to solicit franchises in these countries for the Look and Catwalk branded products. In addition, the event management company is designing a new, worldwide Internet oriented model contest in order to further generate revenues through licenses and sponsorship fees. The purpose of the Internet oriented model contest is to be a virtual scout for Look Models. Management of Look Models believes that a worldwide Internet oriented model contest will open up a worldwide venue for its search for modeling talent. A young model in any far off country will be able to scan a picture of herself onto the Look Models web-site and be included in our model contest. In addition to the model gaining access to a professional search event without incurring the expense of travel, we believe sponsors will look upon this as a worldwide venue for their advertising promotions.

     The model search and contest process also provides Look Models with a steady stream of young models that join its portfolio of faces for future placement.

     Model Management:

     Look Model Management GmbH ("Look Model Management") operates a model agency in Austria, while Look Model Management spol sro operates a model agency in the Czech Republic ("LMM Czech"). Look Models also operates offices in Bratislava, Slovakia and Belgrade, Yugoslavia and has operations in other European countries, including Turkey, Croatia, Poland, and Romania. These

Companies, like the rest of the industry, contract with models and place them at other agencies around the world as well as directly with clients, such as public relations firms, cosmetics and clothing companies, fashion event organizers, consumer goods companies, the media, airlines, and so forth. Examples of other agencies with which Look Model Management has placed models include: Willemena, IMG and Karen Models. Examples of clients which with Look Models Management has placed models Nina Ricci Paris, Nokia, Grey Worldwide and P&G.

     The revenue that Look generates from its modeling agencies generally mirrors the following formula, which is industry standard: For every booking, the modeling agency that has the rights to the model's activities and promotion the "mother agency") receives 45%; 25% from the model and 20% from the clients for direct bookings. If a model is placed with a partner or affiliated agency, the "mother company" usually receives 10% for national and 20% for international campaigns.


     Currently, Look Models through Look Model Management and LMM Czech has contracted with approximately 250 models worldwide. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, and Karolina Kurkova in Eastern and Central Europe, including in Austria, Slovakia, Hungary, Czech Republic, Poland, Turkey and Greece, as well as Viera Schottertova in throughout Europe and in the United States. Naomi Campbell, Linda Evangelista and Karolina Kurkova are represented by other agencies as well. LMM has booked Ms. Campbell's services approximately five times and revenue from Ms. Campbell's services represented a large part of LMM's 1999 and 2000 incume. LMM has booked Ms. Claudia Schiffer services's approximately four times and Ms. Evangilista's services approximately three times. Although no assurance can be given, Look expects to continue to offer services to such high profile, established models. However, Look Models strategy, through Look Model Management is to invest in the future of young models in the hope that it will benefit when these models develop in their careers. However, no assurance can be given that Look Models will ever receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models.

     Look Models is currently constructing what it believes to be the first Internet portal with a copyrighted proprietary software that will enable worldwide bookings online. Look Models intends to utilize the booking portal as an additional avenue to find new talent and as a way to book this talent with all its traditional clients. Look Models will have digitized photographs, biographies and booking calendars for its modeling talent. Other modeling agencies as well as direct clients can apply for a code that will enable them to gain access to the models' files. The potential clients will be able to select a model, access her calendar and directly book the model's services through her online calendar. Time and money associated with travel, scheduling and meetings can be thereby greatly reduced. Look Models believes that the savings of time and money as well as the convenience of online booking will provide increased bookings and thereby increased revenues for Look Models. The web-site is located at www.link2look.com. Look Models intends to use its portal web-site aggressively and, while no assurance can be given, believes, based on cost and time savings, that this global booking structure is the future of the business. Nina Ricci, Paris, Grey Germany, and NEWPORT News USA, are a few clients that have already taken advantage of utilizing Look Models' new software.



     In addition, part of Look Models' business plan is to form, acquire and/or develop strategic relationships with other model agencies in the world's top markets. This strategy involves seeking out other modeling agencies with solid organizations and good reputations that enable them to place models with top commercial clients. It is already standard in the industry to form affiliations with other model agencies pursuant to commission agreements. We will continue to develop these as well as attempt to acquire certain agencies where there are strong synergies between the parties and it is an economically sound move. These relationships would allow Look Models to place its local talent at larger international agencies, and potentially increase its revenue generation. Look Models believes that combined with its Internet booking services, such strategic relationships will give it an increased share of the global marketplace.


     Licensing.


     Look Models has licensed the use of its name to a restaurant, known as the "Look Bar". In addition to filing trademark applications to extend its trademark protection to the name "Look Bar", Look Models has protected the use of its name and image by Look Bar through a License Agreement. The license for the use of the name "Look Bar" provides Look Models with an annual license fee. The license fee, currently $7,267 is subject to increase in successive years.

     Product Design  and Distribution:

     Look Models is currently designing a line of cosmetic products, lingerie and accessories under the brand names "Look" and "Catwalk" aimed at the young female market worldwide. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. Look Models has applied much of its 1999, 2000, 2001 and 2002 revenues to finance its product line and web site development, as management believes this is a good investment in future revenue production. Look Models has already begun distribution of perfume, eau de toilette, body milk, body splash and perfume towelettes and has produced 35,000 units of the fragrance and cream products, and 500,000 promotional perfume towelettes. The manufacture of the products we select and design are outsourced. Upon cosmetic and fragrance products our products are currently being distributed by Douglas Parfumerie, an exclusive purveyor of fragrances and cosmetics that has approximately 800 locations in Europe, and one store in the US, located at Grand Central Station in New York. To date, our distribution arrangement with Douglas Parfumerie is limited to Austria, Czech Republic and Slovakia and the Look Models and Catwalk branded products can be found in these three countries. By the end of this year, these products should also be available in Turkey. To date the company has sold more than 7,000 units of fragrance and cream, and 150,000 towelettes.


     Look Models is currently developing aromatherapy, sunscreen, and what it believes to be very trendy items oriented towards the modeling industry. This division is developing lingerie, outfits for sports and leisure, swimsuits, beachwear, travel and cosmetics bags, and other items that it believes models favor and that will be desirable to the young female population. Look Models has developed four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie. However, this collection is not yet in production and Look Models has entered into no contract for their distribution.

     On November 15, 2001, Look Models entered into a five year, renewable International Production and Distribution Agreement with Dialpack, Inc., a German corporation, pursuant to which it has obtained, among other things, the worldwide right to promote and distribute a patented cosmetics dispenser under our Look Models and Catwalk labels. The product is a two cartridge dispenser that can adjust the amount of filler dispensed from each cartridge with the turn of a dial. Look Models intends to distribute a line of sunscreen products in this dispenser that can deliver any range of sun protection factor (SPF) by dialing the front of the container. It also anticipates distributing a foundation makeup that can range in shade according to a turn of the dial. Pursuant to the agreement, Look Models will also act as Dialpack's exclusive distributor in Eastern Europe for all uses of the product and in the rest of the world for model-related uses and for products under the Catwalk label. The agreement contains a right of first refusal on behalf of Look Models, such that in the event that Dialpack receives an offer to sell or determines to sell its company, the product line or the patents underlying the product line, then Look Models shall have the right of purchase at the same price and terms as has been offered to Dialpack. The agreement between Look Models and Dialpack can be terminated in the event a party is declared bankrupt, is subject to liquidation or dissolution. The agreement is terminable by Look Models if Dialpack distributes a similar product into the Look Models' market. The agreement is terminable by Dialpack if Look Models fails to promote the product, fails to sell agreed to minimum quantities of the product or promotes or distributes the product in certain territories under non-model-related labels or labels other than Catwalk. Failure to reach minimum purchase requirements will result in termination of the agreement. Thus fees generated under this agreement are not guaranteed and may be significantly less if the minimum purchase requirements are not met.


     As a result of the agreement with Dialpack, on December 5, 2001 Look Models entered into a three-year Product Distribution Agreement with Models Prefer, Inc., a Connecticut corporation. Under this agreement, Look has granted exclusive North American distribution rights for the distribution of a moisturizing make up, or other such products, in the Dialpack dispenser so long as it meets pre-set milestones. The agreement grants distribution rights in the United Kingdom as well, but only with respect to sales made through QVC.

Models Prefer  anticipates  marketing its products over  televised  distribution channels, such as QVC. In addition, the agreement provides minimum purchase requirements on the part of Models Prefer to maintain distribution rights as well as pre-set purchase milestones in order to maintain exclusivity. Models Prefer's failure to reach minimum purchase requirements may result in termination of the agreement. Thus, fees generated under this agreement are not guaranteed and may be significantly less if the minimum purchase requirements are not met. The agreement also contains a provision a non-circumvention provision on the part of Look Models prohibiting it from having dealings with any vendor, producer, supplier and/or distributor of the dispenser. We have received orders and have begun distribution and have delivered the Dialpack product to Models Prefer.


     The company also intends to build value in its brand names so that it can license its brand name to other manufacturing and distribution companies. Look Models may form a wholly owned subsidiary to conduct these operations.

Distribution methods of the products or services
------------------------------------------------

     Through Look Eventmanagement, a scouting network is utilized to source and contract with the models. Look Eventmanagement's employee's and independent contractors travel to various events to find new models. They call, write and meet with various companies to sponsor these events and to license the right to hold Look Model contests.

     Look Models presently distributes its cosmetic products through Douglas Parfumerie. It will seek the services of other distributors as well as use its in-house staff and its president to market its products to large cosmetic companies, department stores and catalogue companies.

     Look Modelmanagement booking agents use phone, fax, in person meetings and the Internet to place models with other agencies as well as directly with clients.

     Look Models also anticipates utilizing its web-site as a distribution tool to market is products as well as place its models.

     Look Models also intends to build value in its brand names in order to build sales and attract sponsors and licensees. Its model contests have been televised in Turkey and it has staged press events such as large outdoor runway presentations in Vienna to launch its products.

Competition


         Event and Model Management:

     Both our event management and model management sectors are dependent upon the modeling business. The modeling business is highly competitive, globalized and fragmented, and is also subject to changing demands and preferences. In the modeling industry, there is a low capital requirement to begin operations, and consequently Look Models has estimated that there are over twelve thousand (12,000) modeling agencies worldwide. There is a high cost to the clients for use of models, and the fixed costs tend to be uniform worldwide. There is often little loyalty between models and agencies, and reputation and local connections are some of the key factors that distinguish agencies. There is no barrier for the over twelve thousand modeling agencies worldwide to enter into event promotion as a way to find new talent and to generate different sources of revenue.

         Product Design  and Distribution:

     We face intense competition with respect to marketing our own brand of fragrance, cosmetic items and health and beauty aid products. We compete with major health and beauty aid companies, as well as fragrance and cosmetic companies who have well-established product lines, spend large sums for advertising and marketing and have far greater financial and other resources than we do. We also compete with these companies for shelf space and product placement in various retail outlets. The distribution of health and beauty aid products is also extremely competitive. We compete with pharmaceutical wholesalers that carry health and beauty aid products, as an accommodation for their customers. Many of these wholesalers have greater financial and other resources than we do.


     The apparel industry is highly competitive and fragmented, and is subject to rapidly changing consumer demands and preferences. We believe that our success will depend in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner and upon the appeal to consumers of the Look and Catwalk brand image. We will compete with numerous apparel manufacturers and distributors and several well-known designers. Many of our competitors have greater financial resources than we do. Although the level and nature of competition differ among our product categories, we believe that we will compete on the basis of our brand image, quality of design, workmanship and product assortment.

Sources and availability of raw materials
-----------------------------------------

     Look Models relies on its scouting network to source new faces and contract with these models. Look Models negotiates fees separately with each of the scouts. Generally, a scout will receive a 5% fee of the client bookings for a limited period of time.


     We source products through numerous suppliers. We seek to achieve the most efficient means for timely delivery of our high quality products.


     We design our own product lines with our creative director, Mr. Uli Petzold. The products we design include our clothing and accessory line as well as the packaging for all of our cosmetics products. We purchase our cosmetic and fragrance products from foreign and domestic manufacturers and suppliers selected by our creative director. Many of these companies also manufacture and supply health and beauty aid products, fragrances and cosmetics for many of our competitors. The products we distribute are manufactured by independent foreign and domestic companies. We do not own any production equipment. We purchase the patented two cartridge dispensers we will now distribute from Dialpack, Inc. We are presently sourcing manufacturers of our clothing and accessory line. Manufacturers of cosmetics and fragrances are subject to foreign and domestic regulation. We do not manufacture cosmetics and fragrances ourselves and therefore do not require governmental approval for their sale.



Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration.
----------------------------------------------------------

     Look Models has filed a trademark application with the United States Patent and Trademark Office for the mark "Look Models" in International Class 003. This application was filed on January 19, 2001, and has been assigned Serial Number 76/199318. Look Models has also registered the mark "Look Models" in Belgium,the Netherlands, Luxembourg, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, France, Germany, Hungary, Italy, Latvia, Poland, Portugal, Romania,Russian Federation, Slovakia, Slovenia, Spain, Switzerland, Yugoslavia, Lithuania, and the United Kingdom, under the Madrid Agreement and the Madrid Protocol. The mark is filed in International Classes 003, 35, 41 and 42. The Registration Number is 739 473, and the date of the registration is May 2, 2000.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     You should read the following discussion and analysis together with the "Pro Forma Condensed Consolidated Financial Information" and the accompanying introduction and notes, as well as the Look Models consolidated financial statements and their accompanying notes, included elsewhere in this prospectus. Note that the merger between Kingsgate and Look Models has not yet occurred. Its completion is ministerial in nature and is not subject to any contingency. This discussion and analysis is a presentation by the management of Look Models of their financial condition and result of their operations, as our company will assume their business operations.

     Certain statements contained under this caption and elsewhere in this prospectus, regarding matters that are not historical facts are forward-looking statements. All statements that address operating performance, events or developments that our management or the management of Look Models expects to incur in the future, including statements relating to sales and earning growth or statements expressing general optimism about future operating results are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.



Critical Accounting Policies and Estimates

-------------------------------------------

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.


     We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

     We recognize revenue when it is earned and record accounts receivable at that time. We do not account for revenue based on contractual arrangements in advance of their being earned.


     We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

We do not have any of the following:

o    Off-balance sheet arrangements.

o Certain trading activities that include non-exchange traded contracts accounted for at fair value. o Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

Overview of our Business
------------------------

GENERAL
-------

     Look Models operates a model management and event management business. Look Models is also distributing in Europe, perfume, eau de toilette, sunscreen, body milk and body splash products under the name "Catwalk." Furthermore, Look Models also distributes, pursuant to a Distribution Agreement with Dialpack, a German corporation, Dialpack's patented dispenser. The dispenser is distributed in Europe, under the names "Catwalk" and "Look", and in the United States the dispenser is distributed to a Connecticut corporation which sells its products, under the name "Models Prefer," over the televised shopping channel, QVC.

     The model management business mediates models in Vienna, Prague, Warsaw, Budapest, Belgrade, Istanbul and Bratislava. The revenue from the model management business is derived primarily from Austria, which is a relatively small market. Additionally, there are some international bookings that supplement the Austrian revenue. The model management business bears the cost, however, of the Prague, Warsaw, Budapest, Belgrade, Istanbul and Bratislava offices, as these offices are formation centers that develop local model talent until these local models are ready to work internationally. Part of the model management business is a division we call model movement. Model movement places models with partner agencies around the world. The event management company is designing a new, worldwide Internet oriented model contest in order to further generate revenues through licenses and sponsorship fees. We believe that both model management and model movement will increase their volume though our Internet portal.

Foreign Exchange Issues
-----------------------
Foreign currency translation:
-----------------------------


     The financial position and results of operations of Look Models' foreign subsidiaries are measured using local currency as the functional currency. The functional currency for most foreign operations is the Austrian Schilling, which was replaced by the Euro in January 2002. Conversion to the Euro is not expected to have an impact on Look Models' financial condition and results of operations. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rate of exchange at the balance sheet date. Translation gains and losses are included in other comprehensive income. Aggregate foreign currency transaction gains and losses are included in the results of operations as incurred.

                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000



                                           December 31, 2001             December 31, 2000
                                                  USD                           USD


Sales                                       $  1,076,237                 $   1,220,841
Cost of Sales                                   (662,601)                     (839,754)
                                            --------------               --------------
Gross margin                                     413,636                       381,087
                                            --------------               -------------

Selling expenses                                (430,375)                     (483,378)
Administrative expenses                       (1,648,951)                   (1,503,701)
                                            --------------               --------------
Loss from operations                          (1,665,690)                   (1,605,992)

Other income (expense)
Interest expense                                 (55,826)                      (48,127)
Other, net                                        (4,434)                      (26,319)
                                            --------------                -------------
Net loss                                     $(1,725,950)                $  (1,680,438)
                                            ==============               ==============


Results of Operations
----------------------------------

2001 Compared with 2000
-----------------------------------


     For the period ending December 31, 2001, revenue decreased slightly from the period ending December 31, 2000, which was up 34% from revenue for 1999. Revenue at December 31, 2000 was $1,220,841, and revenue at December 31, 2001 was $1,076,237 (a 12% decrease). The cost of sales of $662,601, for the period ending December 31, 2001, is significantly lower than the cost of sales of $839,754 in the period ending December 31, 2000. The reduction in cost of sales is due to Look Models' cost reductions and overhead controls. Accordingly, there was a considerable increase in Look Models' gross margin for the period ending December 31, 2001. Specifically, the gross margin for the period ending December 31, 2000 was $381,087, or 31%, but, for the period ending December 31, 2001, the gross margin was $413,636,or 38%. Selling expenses for the period ending December 31, 2001, as compared to the selling expenses for the period ending December 31, 2000 show a decrease from $483,378 to $430,375, or 11%.


     Administrative expenses increased slightly in 2001 compared to those of 2000. Administrative expenses were $1,503,701 in 2000, and were $1,648,951 in 2001, a 10% increase. This is because of the additional expenses and costs incurred by Look Models in preparing for this transaction, and in upgrading its accounting and financial controls, and its staffing in Europe and the United States. Look Models also increased spending on its website development, and on the LOOK MODEL SEARCH International Final, a signature event in the model search business. Look Models posted a net loss for the period ending December 31, 2001 of $1,725,950. The net loss for 2001 showed an incremental increase of 2.7% over the net loss in 2000 of $1,680,438.

     While Look Models did post a net loss in 2001, such loss was in part attributable to non-recurring expenses. The loss in 2001 can be divided into a loss from U.S. operations, and a loss from European operations. The loss in 2001 from U.S. operations was $1,072,958, while the loss from European operations was $652,992. The U.S. operations are those of the holding company, which received funds from non U.S. investors and dispensed funds to its European subsidiaries for working capital purposes, and paid obligations to both U.S. and non-U.S. vendors, primarily in satisfaction of transaction based, non-recurring expenses. Other than the distribution of products to Models Prefer, Ltd. ("Models Prefer") there are no operations currently being conducted in the U.S. Of the loss from U.S. operations, approximately $750,000 can be characterized as non-recurring expenses because it is comprised of the following: (i) the legal and other professional fees incurred for this transaction, (ii) salaries to employees in Look Models' London office, an office that is no longer in existence, and (iii) salary to Look Models' president and majority shareholder, who has agreed to forgo salary in 2002 until such time as profitable operations or future equity transactions or capital from redemption of outstanding warrants provide Look the ability to incur his salary in accordance with his employment agreement. The loss from operations in Europe of $652,992 was marginally higher in 2001 than it was in 2000. In 2000 the net loss from Europe was $584,932. The 2001 loss from

U.S. operations of approximately $1,072,958 is lower than the 2000 loss from U.S. operations of $1,095,506. This is a positive indication for Look Models, as the U.S. operating losses include the significant non-recurring expenses.


     Look Models believes that it is moving toward profitability, and plans to attain profitability and meet cash flow needs going forward by:


(i) The Product Distribution Agreement with Models Prefer is expected to generate net revenues of $575,000 for 2002. This is because the Product Distribution Agreement provides for minimum purchase guarantees of $1,150.000 in 2002. Look Models has a profitability ratio of 50% for this product, resulting in minimum net revenue for the year of $575.000. Models Prefer has already placed its first two guaranteed minimum purchase orders, and has made two payments pursuant to the agreement totaling $375,000. Look Models believes these orders by Models Prefer signal an obligation by Models Prefer to honor its commitments under the Product Distribution Agreement.


(ii) The President and majority shareholder of Look Models has made a firm commitment to fund up to one-quarter (1/4) of the operating expenses of Look Models for 2002, if required.

(iii)The fourth quarter of 2001 showed remarkable growth for Look Models. Look Models posted sales in the fourth quarter of 2001 of $500,000, approximately the same revenue as Look Models produced in the first three
     (3) quarters of 2001 combined. The fourth quarter of 2001 was exceptionally strong, indicating a move towards profitability. In fact, as a stand-alone comparison, Look Models' sales in the fourth quarter of 2001, were virtually at the Company's break even point. Most significantly, Look Models believes that it can meet its cash operating requirements going forward using the guaranteed payments from Models Prefer, Ltd. under the Product Distribution Agreement, and its president and majority shareholder's commitment to fund up to one quarter (1/4) of Look Models' annual operating expenses for 2002.

(iv) Eliminating non-recurring expenses. See Liquidity and Capital Resources, below.

(v) Eliminating non-cash charges, such as payment in stock for services rendered to Look Models.

Three months ended March 31, 2002 compared with the three months ended March 31, 2001

     For the three months ended March 31, 2002, revenue increased from the three months ended March 31, 2001. Revenue for the three months ended March 31, 2001 was $48,759, and revenue for the three months ended March 31, 2002 was $255,978 (a 424% increase). The cost of sales of $92,375 for the three months ended March 31, 2002 is higher than the cost of sales of $28,046 in the three months ended March 31, 2001. Accordingly, there was an increase in Look Models' gross profit for the three months ended March 31, 2002. Specifically, the gross profit for the period ended March 31, 2001 was $20,713 or 42%, and for the three months ended March 31, 2002, the gross profit was $163,603, or 63%. Selling expenses for the three months ended March 31, 2002 as compared to the selling expenses for the three months ended March 31, 2001 show a decrease from $322,042 to $157,715, or 51%. Administrative expenses decreased for the three months ended March 31, 2002 compared to those for the three months ended March 31, 2001. Administrative expenses were $190,541 for the three months ended March 31, 2002, and were $183,555 for the three months ended March 31, 2001, a 4% decrease. Look Model' posted a net loss for the three months ended March 31, 2002 of $205,695. The net loss for the three months ended March 31, 2002 was a decrease of 60% over the net loss for the three months ended March 31, 2001 of $518,573.

     The loss for the three months ended March 31, 2002 can be divided into a loss from U.S. operations, and a loss from European operations. The loss for the three months ended March 31, 2002 from U.S. operations was $132,048, while the loss from European operations was $45,619. The loss from operations in Europe of $45,619 was lower for the three months ended March 31, 2002 than it was for the three months ended March 31, 2001. For the three months ended March 31, 2001 the net loss from Europe was $411,760. For the three months ended March 31, 2002, the loss from U.S. operations of $132,048 is slightly more than the loss from U.S. operations of $106,813 for the three months ended March 31, 2001.


Liquidity and Capital Resources
-------------------------------


Working Capital, Debt and Liquidity.
------------------------------------

     Although Look Models had a shareholders' deficit as of December 31, 2001, of $1,678,269, Look Models believes that it will have the capital resources for the next twelve (12) months in order to operate its business due to:

(1) Distribution Agreement. The revenue expected from the Product Distribution Agreement Look Models entered into with Models Prefer, Ltd.


(2)  Funding  Commitment.   The  commitment  from  its  President  and  majority
     shareholder to fund up to one-quarter (1/4) of Look Models' annual operating expenses for the 2002 financial year,

(3) Non-Recurring Expenses. The fact that approximately $1,072,985 of the 2001 net loss is attributable to one-time non-recurring expenses incurred in the US, and attributable to the transaction with Kingsgate, as well as the following:



     (i) There are several trends and events that have, or are reasonably likely to have, a material impact on Look Models' short-term or long-term liquidity.


     Look Models is currently negotiating to obtain financing from a private equity fund. Look Models believes that it is currently at the due diligence stage of these negotiations. Look Models is negotiating additional equity funding from foreign investors and expects to complete the combination with our company, which is expected to provide access to the U.S. capital markets. Additional funding is intended to increase both the short-term, and the long-term liquidity position of Look Models.

     Look Models intends to use this financing for working capital, and to cover the transaction costs it will incur in the next several months, as well as to complete an acquisition of a modeling agency in a major market. (See Planned Acquisitions, below). Look Models believes that its Internet booking system, as well as the maturity in age of its models database, and the execution of several pending licensing transactions will add to its short-term liquidity. Look Models is attempting to license its "Look" and "Catwalk" brands for franchise purposes, and to increase the number of licensees of its brands. Turkey and Russia are two markets where the "Look" brand will be developed and the "Catwalk" products will be sold. Look Models is not aware of other known trends, events or uncertainties, other than general business upswings or downturns that will have a material impact on its short-term or long-term liquidity.

     (ii) Look Models' internal and external sources of liquidity are as follows:

          Externally, Look Models hopes to continue its past strategy of obtaining funding from the sale of its stock to outside investors, some of whom are already current shareholders of Look Models. Internally, Look Models expects to fund its operations from revenues and acquisitions using stock, and expects to continue its growth in revenues, while stabilizing its expenses. Look Models has entered into an International Production and Distribution Agreement with a German corporation, whereby Look Models has obtained, amongst other things, the worldwide rights to promote and distribute a patented cosmetics dispenser under the "Look Models" and "Catwalk" brands, and to distribute the dispenser in the United States under additional brand names. Accordingly, Look Models has entered into a three-year Product Distribution Agreement with Models Prefer, a U.S. company. Pursuant to this agreement, Look Models has granted distribution rights to Models Prefer for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, Look Models is guaranteed certain minimum purchases of the dispenser, which is expected to generate net revenues to Look Models of a minimum of $575,000.00, $900,000.00, and $1.2 million, over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provisions of this agreement provide that the above revenues will double in the event that Models Prefer Ltd. exercises rights to exclusive supply of the dispenser in the United States.

     (iii)There are several trends and events or uncertainties that have, or are reasonably likely to have a material impact on Look Models' net sales or revenues or income from continuing operations:

          As discussed elsewhere in this analysis, Look Models expects that its Internet booking system, the maturity in age of its models database, and the execution of several pending licensing transactions, as well as its distribution agreements, will increase its revenues. Look Models is not aware of other known trends, events or uncertainties, other than general business upswings or downturns that will have a material impact on its short-term or long-term liquidity.

(4)      Non-Cash Expenses.
         -----------------

          As reflected in the Statement of Changes in Shareholder's Deficit and Comprehensive Income there are charges associated with the Kingsgate transaction and for payments made using stock that are reflected in the administrative expenses. These charges are one-time charges that are unlikely to be repeated in successive years. These expenses are primarily professional and other fees relating to the transaction, including fees necessary to provide adequate documentation of international contracts and agreements, developing its licensing and brand extension business, negotiations with Kingsgate, etc. and totaled approximately $750,000.

(5)      Deferred Repayment.
         ------------------


          The President and majority shareholder of Look Models has deferred repayment of loans due to him for one (1) year, or until Look Models returns to profitability, or is successful in securing follow-on financing. An example of follow-on financing that would be used to repay Mr. Schwarz' loan is through warrant exercise. If this offering is fully subscribed, there will be 2,000,000 warrants outstanding. Upon exercise of these 2,000,000 warrants, Look Models will receive gross proceeds of $3,500,000. We intend to use 25% of the warrant proceeds to pay outstanding officer loans and 75% of the warrant proceeds for marketing our cosmetics and accessory lines. 35

Net Cash Used in Investing Activities
-------------------------------------------------------

     Look Models has no material commitments for capital expenditures, as it has already expended the majority of necessary funding in developing its licensing and brand extension businesses, but Look Models will need working capital to continue to purchase inventory of dispensers, perfume, eau de toilette and body splash. Look Models is currently developing a new range of products, and is attempting to negotiate royalty based contracts with large cosmetic companies for these products. Look Models also intends to license products under its brand names, particularly to licensees that will sponsor the LOOK MODEL SEARCH International Final. Look Models also has commitments to various entities and individuals for transactional fees, disbursements, professional fees, and other related costs in conjunction with completing this transaction. These costs are not expected to exceed $150,000.00, and Look Models intends to partly finance these expenditures internally from revenue, but primarily, Look Models intends to use financing and offering proceeds to make such expenditures.


Seasonality
----------------

     There are seasonable aspects that can have a material effect on the financial condition or results of operation of Look Models, such as lower demand during off-season periods. Partially offsetting the seasonality is the fact that Look Models has a presence in various markets. A slowdown in one market is sometimes offset by buoyancy in another market, resulting in such fluctuations having less of an overall effect on Look Models' annual revenue stream. For example, the different seasons result in the need for models in different venues. Spring and fall bring the need for models to display fashions for the industry retail viewers. Summer and Winter require models in on-site swimwear and Winter sports shoots.


Business
--------

Planned Acquisitions
----------------------

     As Look Models believes it would be more cost effective to acquire existing agencies in certain markets, rather than to open up new offices in said markets. Look Models plans to form strategic alliances, through either commission agreements or acquisitions of modeling agencies in some of the world's modeling centers, such as New York, London, Paris, Milan, and Munich. Look Models may also seek to purchase companies, or assets that will benefit, or assist its production and distribution capabilities in its cosmetics business. Look Models intends to use its stock, in large part, to finance these acquisitions.


Planned Ventures
----------------


     Look Models has commenced preliminary discussions with Fashion T.V., a media company, which is televised worldwide through cable and satellite and has approximately 300 million views. The two companies are collaborating a deal whereby Fashion T.V. would cover all Look Models' national model contests as well as the international final event. This collaboration would allow Look Models to have a participating partner to share the expenses of the event, while maximizing revenue by increasing visibility of the event through greater media coverage of the event.



Expected Market, Product, Region of Influence
----------------------------------------------


     Look Models anticipates that its services will continue to be demanded by many young girls from Eastern Europe seeking to enter the modeling world. Look Models also anticipates it will be sought out by aspiring models in the Western world once it has established a presence in one or more major modeling markets. Look Models currently represents high profile models as well as new talent. An expected market is the development of young models. In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2001 Look Models signed agreements in Portugal, Germany, Czech Republic, Slovakia, Turkey, Poland, Hungary, Russia, Yugoslavia, Luxemburg and Romania.

     In the cosmetics business, Look Models targets the young female market in Europe. Look Models hopes to establish a brand name in Europe before launching its products in the United States. Look Models plans to extend its product line to develop products that are identified with its models, such as handbags, accessories, sunglasses, and so forth. Look Models is developing four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie.

Projected Financial Information and Management
----------------------------------------------

Expectation on the Nature of Future Business1
--------------------------------------------

1. Licenses and Sponsoring:
---------------------------

     Beginning in 1999 and continuing through 2002, Look Models decided to create awareness for its brand name, its products, and its business model. Accordingly, Look Models invested in, and developed partnerships with outside parties for the purpose of organizing national and international model search events. Initially, Look Models funded all the model search events itself, in order to develop a reputation as a leader in the search for new faces. The model search process also provides Look Models with a steady stream of young models that join Look Models' portfolio of faces for future placement. Look Models now intends to generate revenue from these relationships by entering into licensing and sponsorship deals. In 2002, Look Models will be focusing on exploiting both existing and new markets, and expects to negotiate licensing and sponsorship deals.


The structure of a licensing deal is as follows:

     Look Models is paid an initial licensing fee of anywhere from $15,000.00 - $50,000.00 per country, and retains a portion of the revenue from sponsors at the events.

 2. Merchandising:
------------------

     Look Models has invested heavily in product development and marketing, and has developed a line of products that will utilize its "Look Models", and its "Catwalk" brands. The products are aimed at the young female market worldwide. The products being developed are perfume, eau de toilette, body milk, body splash, perfume towelettes, aromatherapy, sunscreen, and lingerie. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. At this time, Look Models' products have a presence in Austria, the Czech Republic, Slovakia and Turkey.

--------
1 These notes are arranged by dividing Look Models into its four (4) revenue producing units.

     As discussed above, Look Models has entered into an International Production and Distribution Agreement with Dialpack, a German corporation, whereby Look Models has obtained, amongst other things, the worldwide right to promote and distribute Dialpack's patented cosmetics dispenser under the "Look Models" and "Catwalk" brands. Further, Look Models has entered into a three-year Product Distribution Agreement with Models Prefer. Under this agreement Look Models has granted exclusive distribution rights to Models Prefer for the distribution of the dispenser over televised distribution channels.



3. Modeling and licensing:
--------------------------

     Through the acquisition of agencies in major markets, Look Models hopes to increase its revenue stream. Additionally, due to the fact that several of its models will be finishing school this year, Look Models expects to add to its revenue base from these new faces. These models will be able to generate additional revenue due to the fact that they will have completed their studies.

     Without the acquisition of "big market" agencies, Look Models, based upon historical figures, would expect to increase its revenue by 5% per annum.

4. E-Commerce:
--------------

     Given that this is the first time that a model agency network has built a fully operating model booking portal, there are no historical figures to use for revenue projections herein. We believe that the portal will increase revenues and decrease operating expenses, without taking revenue from the existing modeling business. The portal will allow Look Models to book models worldwide by electronic means without interfering with the models' local agency's office and the current base of operation of the models. As these transactions will be new, they will not be taking revenue from Look Models' existing modeling business. Look Models will promote its portal aggressively and believes that this global booking structure is the future of the business. Nina Ricci Paris, Grey Germany, and NEWPORT News USA, are a few clients that have already taken advantage of utilizing Look Models' new software.

The sources of income for the e-commerce division are:

1.       Modeling commissions;
2.       Portal advertising revenue;
3.       Revenue from portal links; and
4.       Product sales.

Description of Material Risks and Management's strategy of offset risk
----------------------------------------------------------------------

     Look Models effectively invests in the future of young models in the hope that it will benefit when these models develop in their careers. Look Models may never receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models, to name a few. Look Models also faces the risk that its models may dishonor contracts they have with the agency, refuse to sign contracts with the agency, or leave the agency to join another agency. While Look Models plans to issue shares of stock to each of its models as an incentive to remain with Look Models, and to build loyalty and an ownership mentality in its models, management has not worked out the specifics of this program. It is anticipated that this program will be privately issued employee stock plan issued pursuant to an exemption from registration under the Securities Act of 1933. Additionally, management intends to closely marshal and enforce its contractual relationships with all its models, and with the outside agencies with which Look Models shares bookings, and, therefore, fees.



Significant Accounting Policies
-------------------------------

Stock-based compensation:
-------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

Segment reporting:

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company's results of operations and financial position were not affected by the implementation of SFAS No. 131.


Operating segments:

     The Group classifies its businesses into three operating segments. The segments have been defined by the services each segment offers. The services offered are described below:

     Eventmanagement:

     Look Eventmanagement GmbH handles the sourcing of new models and their development, and the organization of promotional events. It was founded 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

     Model management:

     Look Model Management GmbH is a model agency operating in Austria.

     Cosmetics:

     In 2000, the Company started a new operating segment by entering into the cosmetics business. The products include Eau de toilette, perfumes, body milk and body splash. In 2001, the Company introduced the sale of sunscreens.

A summary of sales by country is as follows:

       Three months ended             Event-               Model
         March 31, 2002          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------
           (unaudited)

     Austria                     $         40,475      $         44,192                        $      84,667
     United States of America                                         -      $      93,201            93,201
     Other countries                       16,270                61,843                               78,110
                                 ----------------      ----------------      -------------     -------------

            Totals               $        128,745      $        106,035      $     288,894     $     255,978
                                 ================      ================      =============     =============

       Three months ended             Event-               Model
         March 31, 2001          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------
           (unaudited)


     Austria                     $              -      $         40,305      $           -     $      40,305
     United States of America                   -                     -                  -                 -
     Other countries                            -                     -              8,454             8,454
                                 ----------------      ----------------      -------------     -------------

           Totals                $              -      $         40,305      $       8,454     $      48,759
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2001        management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------

     Austria                     $         72,601      $        392,497      $       1,043     $     466,141
     United States of America              74,473                     -            277,029           351,502
     Other countries                      247,772                     -             10,822           258,594
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        394,846      $        392,497      $     288,894     $   1,076,237
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2000        management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------

     Austria                     $        429,971      $        439,917      $      42,653     $     912,541
     United States of America             153,090                     -                  -           153,090
     Other countries                      155,210                     -                  -           155,210
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        738,271      $        439,917      $      42,653     $   1,220,841
                                 ================      ================      =============     =============



     Information about the Group's operating segments:

       Three months ended         Event-             Model
         March 31, 2002         management        Management          Cosmetics      Corporate          Total
                               ----------         ----------       -------------   -------------  ---------------
           (unaudited)

     Total revenue           $        56,745   $       106,032  $      93,201   $           -  $       255,978
     Profit (loss) from
         Operations                 (103,456)          (20,077)        77,914        (132,048)        (177,667)
     Interest expense                (15,719)           (4,164)             -               -          (19,883)
     Net income (loss)              (127,320)          (24,241)        77,914        (132,048)        (205,695)

     Shares issued for services            -                 -              -               -                -
     Capital expenditures              6,996               421              -               -            7,417
     Depreciation and
          amortization                 1,897             2,650            552           3,333            8,432
     Identifiable segment
         assets                       45,189            15,378         21,861          64,861          147,289

       Three months ended      Event-            Model
         March 31, 2001      management        Management          Cosmetics      Corporate          Total
                             ----------        ----------       -------------   -------------  ---------------
           (unaudited)

     Total revenue           $             -   $        40,305  $       8,454     $         -    $      48,759
     Profit (loss) from
         Operations                 (276,904)         (114,776)         6,623        (106,813)        (491,870)
     Interest expense                 (9,052)           (2,058)             -               -          (11,110)
     Net income (loss)              (301,549)         (116,834)         6,623        (106,813)        (518,573)

     Shares issued for services            -                 -              -               -                -
     Capital expenditures                400                 -              -           4,316            4,716
     Depreciation and
          amortization                 2,717             2,784              -               -            5,501
     Identifiable segment
         assets                       41,816            23,142         22,413          71,698          159,069

Comprehensive income (loss):

     SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the years ended December 31, 2001 and 2000, comprehensive income represents foreign currency translation adjustments.

Recently issued accounting standards:
-------------------------------------

     In June 1998, the Financial Accounting Standards Board issued SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently, Look Models does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No 133 will not impact Look Models' consolidated financial statements.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 changes the accounting for goodwill from an amortizations method to an impairment-only approach. Look Models is currently evaluating the impact that the adoption of the SFAS No. 141 and SFAS No. 142 will have on its financial condition and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for Look Models on January 1, 2002. Look Models does not expect that adoption of this standard will have a material effect on its results of operations or financial position.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No 101, "Revenue Recognition in Financial Statements". SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

Synopsis of Kingsgate Transaction:
----------------------------------

     Pursuant to a Securities Purchase Agreement dated July 25, 2001, (the "Purchase Agreement") Look Models' shareholders have agreed to sell all of their outstanding shares of common stock to Kingsgate Acquisitions, Inc., a Delaware corporation ("Kingsgate"). As a result of the Purchase Agreement, all shareholders of Look Models will become shareholders of Kingsgate. On the effective date of the Purchase Agreement, Look Models' shareholders will exchange all of their shares of Look Models common stock for 10,500,000 shares of the common stock of Kingsgate, in proportion to the holdings of its shareholders. In addition, Look Models' management will receive 1,000,000 shares of Kingsgate common stock from the stockholders of Kingsgate. As of this filing Look Models' shareholders, thereby, will own 11,500,000 of the 12,500,000 issued and outstanding shares of Kingsgate, or 92% of Kingsgate. After the successful completion of the offering herein, Look Models will own 11,500,000 shares of the 13,500,000 issued and outstanding shares of Kingsgate, or 85.2% of Kingsgate.

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:


    Name                              Age                   Position

Barney Magnusson(1)(2)                 48             President, Treasurer
950 - 11th Street,                                    and a Director
West Vancouver,
British Columbia V7T 2M3

Leslie McGuffin(1)(2)                  47             Secretary and a
950 - 11th Street,                                    Director
West Vancouver,
British Columbia V7T 2M3


(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

(2)  Barney Magnusson and Leslie McGuffin are husband and wife.


     Mr. Magnusson has been President, Treasurer and a director in our company since its inception. Mr. Magnusson will resign from all positions with our company upon the completion of the merger with Look Models. Mr. Magnusson is a chartered accountant. In 2000, Mr. Magnusson became chief financial officer and secretary of CST Coldswitch Technologies Inc., a Vancouver - based private technology company developing platform photonic fiber optic technology. From 1998 to 2000, Mr Magnusson engaged in corporate finance consultation as a chartered accountant. From 1996 to 1998, he was vice-president, corporate development, chief financial officer and director of Patricia Mines Inc., a Toronto - based mining company, listed on the Vancouver Stock Exchange, the major asset of which was the Island Gold Project located near Hemlo, Ontario. From 1994 to 1995, Mr. Magnusson was a principal of ADX Trading Group, a financial derivative and stock trading enterprise. That company's activities included trading futures, options on futures and stocks and stock trading together with system design, testing and implementation for other parties. From 1985 to 1993, he was chief financial officer, secretary/treasurer and director of Dayton Mines Inc., based in Vancouver, British Columbia and listed on both the Toronto Stock Exchange and American Stock Exchange. Dayton Mines operated a mine in Chile that produced 140,000 ounces of gold per year.

     From 1986 to 1988, Mr. Magnusson was vice-president finance and a director of High River Gold Mines Ltd., a Vancouver-based mining company listed on the Toronto Stock Exchange, with a 50% interest in the Britannia Mine, Manitoba that produced 80,000 ounces of gold per year. From 1982 to 1985, he was chief financial officer and director of Brohm Resources Inc., based in Vancouver, British Columbia, and listed on the Toronto Stock Exchange, which was the predecessor to Dakota Mining Inc., headquartered in Denver, Colorado. Brohm operated the Gilt Edge Mine in South Dakota. In 1981, he was principal of Venture Capital Associates, a Vancouver based venture capital firm that focused on startup companies. In 1981, he was controller of First City Developments Inc., a Vancouver based international real estate company owned by First City Trust. Mr. Magnusson received his Bachelor of Arts from Simon Fraser University, Vancouver, British Columbia in 1978. He is a chartered accountant and a member of the Canadian Institute of chartered accountants and Institute of the Chartered Accountants of British Columbia.



     Leslie McGuffin has been secretary and director of our company since its inception. Ms. McGuffin will resign from all positions with our company upon the completion of the merger with Look Models. Ms. McGuffin has been president of Western Legal Publications, a Vancouver - based law publishing company, since 1995. From 1991 to 1995, she was legal information systems coordinator for Ladner Downs, barristers and solicitors in Vancouver, British Columbia. Ms. McGuffin served as managing director of British Columbia International Commercial Arbitration Centre, located in Vancouver, British Columbia, from 1988 to 1989. From 1981 to 1988, she was managing editor of Carswell Legal Publications, Vancouver, B.C. Ms. McGuffin received her Bachelor of Laws from the University of Alberta, Canada and her Bachelor of Arts with Honors from Trinity College, University of Toronto, Canada.

     Upon consummation of the acquisition of Look Models, both Barney Magnusson and Leslie McGuffin intend to resign from our board of directors and Wolfgang Schwarz and Uli Petzold, officers and directors of Look Models, will be appointed to our board of directors.

Below are the biographies of the officers and directors of Look Models:


     Wolfgang Schwarz, 49 - Chief Executive Officer, President, Chairman of the Board and Treasurer of Look Models and its subsidiaries since their inception:
Mr. Schwarz is an Austrian entrepreneur. In 1974, after a short modeling and acting career, he founded a modeling agency called "The Girls and Boys" in Austria, where it commanded a 75% share of the local market. The Girls and Boys thereafter expanded its business activities to Germany. In 1979, Mr. Schwarz launched a series of European contests for models using the name "The face of the 80's". In 1986 he started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1986, he formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1987, Mr. Schwarz established the first eastern European modeling agency in Hungary using the name "The Girls and Boys", which also became a market leader. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 15 countries in Central and Eastern Europe. Since 1993, Look has been a large supplier of new faces to the modeling world. From 1994 to the present, Mr. Schwarz has built Look Models into a European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic and others, and has helped launch the careers of supermodels Naomi Campbell, Linda Evangelista and Karen Mulder in Europe.

     Uli Petzold Age 41, Director and Creative Director was born in Frankfurt Germany and moved to Nuremberg after finishing his high school education and obtaining his Abitur. There he completed an apprenticeship as a furrier in the studios of Marco International. By 1982 he was designing furs for Ansel & Ansel in Montreal Canada. After Montreal, New York and Tokyo, he accepted a call from Balenciaga Paris to head the fur division under the then director of Karl G. Kunert. The two formed a team, creating collections that were very successful, first and foremost in Japan and the United States. At the age of 27, Uli Petzold opened an atelier, top floor studio, in the Avenue Victor Hugo, Paris and designed his own apparel lines under the label Petzold Paris. At the same time, he also opened for his German customers a studio in Bad Homburg. A contract with Jindo International to become a chief designer of the European Division took him back to Asia. Back to Europe, he designed a Petzold women's wear collection that the garment manufacturer Wiedekind licensed in place of Daniel Hechter Paris. Parallel to the stepwise development and extension of his own design company in Germany and USA, he ran a Petzold store under franchise in Germany. Later, Mr. Petzold designed the trend collection for a period of five seasons for AKZO, wrote copy for his own column in the Italian fashion press "Nella Moda di Uli Petzold", and received (as the only German) the "Oscar of the Haute Couture" for furs in 1985 and 1986 from the Academy of Fashion in Turin, Italy. From 1991 to 1993, he headed the international Terndtables as official trend advisor for prestigious trade fair Interstoff in Frankfurt.


     Since 1995 his personal interests on design changed more and more to graphic, packaging, industrial and interior design. He stared to create his own home collection and was hired to design special interest products by the Ritzenhoff AG. Within a short period of time his name became well known in the scene. From 1996 to 1997, he was asked by Mercedes Benz AG to design and develop a new corporate showroom interior. By the end of 1997 the first two branches were opened in Germany. The design was licensed by Uli Petzold to implement the concept worldwide. In 1998 he moved back to the USA. Since then he has operated the creative studios of the XODESIGNGROUP in Frankfurt Germany with his partner Kay Witte, and in Miami Beach, USA. Currently, Mr. Petzold operates Petzold New York, Inc., which conducts an international license business in in New York,

N.Y. Some of Mr. Petzold's clients include Mercedes Benz, Germany, Procter & Gamble / Cosmetic Division, London, Dolce & Gabbana / EuroItalia, Sahra Lee, London and Sanyo Fischer Vertriebs GmbH. 45

    Remuneration
    ------------

     None of our officers or directors has received any remuneration of any nature from inception to the date hereof. None of our current directors or officers will receive any compensation after the consummation of the acquisition for acting as a director or officer or for any other services relating to the acquisition of Look Models.

     Wolfgang Schwarz has a renewable five year employment agreement with Look Models dated June, 2000. He is paid a yearly salary of $350,000. Mr. Schwarz has agreed to fund 25% of the operating expenses for 2002, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide the Company the ability to incur his salary in accordance with his employment agreement.

     The following table sets forth information concerning compensation for services rendered to Pipeline by its President and by its executive officers.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation


                                                      Restricted  Securities
Name and                               Other Annual     Stock     Underlying    LTIP       All
Principal    Year   Salary    Bonus    Compensation    Award(s)    Options     Payout     Other
Position             ($)       ($)        ($)             ($)      /SARs (#)    ($)     Compensation
----------   ----    ----      ------   ----------     ---------   ----------   ----  -------------

Kingsgate Officers and Directors who will resign upon merger

Barney
Magnusson,    2002     -0-       -0-        -0-           -0-        -0-          -0-         -0-
President,    2001     -0-       -0-        -0-           -0-        -0-          -0-         -0-
Treasurer,    2000     -0-       -0-        -0-           -0-        -0-          -0-         -0-
Director

Leslie
McGuffin,      2002    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Secretary      2001    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Director       2000    -0-       -0-        -0-           -0-        -0-          -0-         -0-

Look Models Officers and directors

Wolfgang(1)(2)
Schwarz,       2002    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Chairman of
The Board,
President,
Treasurer      2001    350,000   -0-        -0-           -0-        -0-          -0-         -0-
Director       2000    350,000   -0-        -0-           -0-        -0-          -0-         -0-

Uli
Petzold,       2002    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Secretary      2001    -0-       -0-        -0-           250,000    -0-          -0-         -0-
Director       2000    -0-       -0-        -0-           -0-        -0-          -0-         -0-




     (1) Mr. Schwarz has agreed to fund 25% of the operating expenses for 2002, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide our company the ability to incur his salary in accordance with his employment agreement.

     (2)  Mr. Schwarz may terminate his employment  with 60 days written notice.
          In the event he raises $5,000,000, he may terminate his employment with 20 days notice.

     No Board of Directors' fees have been paid. Additional Employee Benefits

     Employees are provided health insurance.

                                 MANAGEMENTENTS
                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     We have been informed that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.


                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of our post-effective registration statement while certificates representing the shares of our common stock and warrants which constitute the units remain in escrow. We can offer no assurance that a trading market will develop upon the acquisition of the common stock of Look Models and the subsequent release of the stock and warrant certificates from escrow.

     We have retained Public Securities, Inc., Spokane, Washington, a broker-dealer registered with the NASD, to act as lead market maker for our units, common stock and warrants and to make application for the listing of our units, shares of common stock and warrants on the OTC Bulletin Board. No assurance can be given that our units will be accepted for listing on the OTC Bulletin Board.

     The 2,000,000 shares of our common stock issued to our founding stockholders are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. However, we believe that upon the date of consummation of this offering, our company is no longer a blank check company and the time clock under Rule 144 should commence. In the alternative, we must register the shares of the founding stockholders, in order for them to sell their shares of our common stock on the public market.


     There are 105 holders of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 25, 2001, we entered into a securities purchase agreement with Look Models International, Inc. If the acquisition is ratified, all issued and outstanding shares of common stock of Look Models shall be exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 85.2% of the combined entity assuming all 1,000,000 shares are sold pursuant to this offering.



     Advances payable, related party, represent amounts advanced to the Company by the Company's president and principal shareholder. The advances are unsecured, payable on demand and do not bear interest. The Company's president has agreed to postpone his claim for all amounts owed to him by the Company through 2002, or until funds are acquired through redemption of outstanding warrants or future equity transactions which will provide the means for repayment.

     During the three months ended March 31, 2002, the Company's president and majority shareholder advanced $70,000 to the Company in return for a note agreement. The note, which was non-interest bearing, was repaid in June 2002.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the acquisition of Look Models. As 10,500,000 shares of our common stock will be issued to Look Models shareholders, and 1,000,000 shares of founder's stock will be transferred to them, they will initially receive that number of shares equal to 92% of Kingsgate, or 85.2% assuming all

1,000,000 shares are sold pursuant to this offering. Thus, for purposes of this table, we assume completion of the Look Models business combination and the sale of the entire 1,000,000 units sold pursuant to this offering, totaling 13,500,000 shares outstanding.


+ each person who is known by us to own beneficially more than 5% of our outstanding common stock;
+    each of our officers and directors; and
+    all of our directors and officers as a group.

                            Shares of Common
  Name/Address          Stock Beneficially Owned
  Beneficial        Assuming Look Models Acquisition     Percent of
  Owner                  and sale of 1,000,000 shares        Class
                            In this Offering                 Owned

Barney Magnusson(1)(2)            125,000                   0.93%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin(1)(2)              125,000                  0.93%
950 11th Stree
West Vancouver
British Columbia
V7T 2M3 Canada
Wolfgang Schwarz(3)
Passauerplatz #1,                 7,655,343                 56.7%
Vienna 1010, Austria


Nautilus
Nautilus Management
Thomas Roeggla
Consulting GmbH
Gloriettegasse 29
1130 Wien
Austria                            1,764,000               13.07%
Ulrich Petzold
1410 West 24th Street
Miami, FL  33140-4523                210,000                1.56%


Total Officers and Directors       8,138,343               60.28%
(2 Persons after acquisition)

51

(1) May be deemed "Promoters" as that term is defined under the Securities Act and are our only officers and directors.


(2) Barney Magnusson, President, Treasurer and a Director, and Leslie McGuffin, Secretary and a Director, are husband and wife. Separately, Mr. Magnusson owns 200,000 shares prior to the business combination with Look Models and 100,000 thereafter. Ms. McGuffin owns 50,000 shares prior to the business combination with Look Models and 25,000 thereafter. Each of Mr. Magnusson and Ms. McGuffin will resign upon consummation of the acquisition of Look Models.

(3) Mr. Wolfgang Schwarz owns 4,975,000 (36.5%)through Netizen, a Bahamian business organization located at Goodman's Bay, Corporate Centre, West Bay Street and Sea View Drive, P.O. Box CB-10976, Nassau, Bahamas. He owns 1,680,000 shares (12.44%) through Monti Fiduciaria S.A., Via Laizzari 2a,6(degree), Piano 6900 Lugano, Switzerland.

     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior Blank Check Companies Involvement

     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders has been involved as a principal of a blank check company.

                            DESCRIPTION OF SECURITIES

Common Stock


     We are authorized to issue 45 million shares of common stock, $.001 par value per share, of which 2,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.


    Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. You and other holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of our acquisition of Look Models, the officers and directors and other stockholders of Look Models will beneficially own at least 85.2% of the outstanding shares of our common stock and will be in a position to control all of our affairs.

Preferred Stock

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, we have issued no shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Redeemable Common Stock Purchase Warrants


     You and other holders of our warrants which are part of the units may exercise them for a period of two years commencing on the date of the prospectus. Our class A warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.50. Our class B warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.50. Our common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable.



     We may redeem our warrants, at any time, for $0.001 per warrant, if we provide 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which our common stock trades, exceeds 150% of the exercise price per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.


     We have delivered to the escrow agent certificates representing five warrants for each unit purchased. These certificates have been returned to our company. The number of warrants for each unit has been reduced to two. Warrantholders, you may exchange your certificates for new certificates of different denominations, and you may exercise or sell them. However, we can offer no assurance that a market in the warrants will develop.

     You may exercise your warrants by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. You may exercise your warrants in whole or from time to time in part. If you exercise fewer warrants than are evidenced by a warrant certificate, we will issue a new warrant certificate for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including stock splits, recapitalizations and the issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the book value of our common stock at the time of exercise and would result in a dilution of the percentage ownership of existing stockholders. The terms upon which we may obtain additional capital may be adversely affected during the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     We may not call the warrants for redemption if there does not exist an effective registration statement relating to the underlying shares. Warrantholders may not be able to exercise their warrants if they have not been qualified for sale under the laws of the state where the warrantholder resides. A call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends

     We have only been recently organized, have no earnings and have paid no dividends. Look Models likewise has not shown positive earnings in the past two
(2) fiscal years, and has paid no dividends. The combined company, in all likelihood, will use its earnings, if any, to develop its business and does not intend to declare dividends for the foreseeable future.

Transfer Agent

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

Certain Income Tax Consequences

     In our management's opinion, our acquisition of Look Models is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that our stockholders and the stockholders of Look Models subject to United States taxes will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either us or Look Models in the respective jurisdictions where each of us is subject to taxation. We have not obtained an opinion of counsel nor a ruling from the Internal Revenue Service. You should consult your own tax advisors as to the specific tax consequences of our acquisition.

                       WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Commission under the Securities Act, a post-effective registration statement relating to this prospectus. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of any referenced information if you contact us at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada, Attention: Chief Financial Officer, telephone (604) 926-6775.


     As of the effective date of the post-effective registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov/.

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

     Until 90 days after the date when the escrowed funds and certificates representing the common stock and warrants are released from escrow, all dealers effecting transactions in the units, the shares or warrants contained in the units, or the shares underlying the warrants may be required to deliver a prospectus.

                                LEGAL PROCEEDINGS

     We are not a party to, nor are we aware of any existing, pending or threatened lawsuits or other legal actions.


                                 EXPERTS


     Sheila Corvino, Esq., 811 Dorset West Road, Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units and the shares of common stock underlying the warrants which are being offered pursuant to this prospectus.

     Our financial statements as of the period ended December 31, 2000 and for the year ended December 31, 2001 all included in this prospectus and in the registration statement, and have been so included in reliance upon the reports of Thomas P. Monahan, independent certified public accountant and upon the authority of said firm as experts in accounting and auditing.

     The audited consolidated financial statements of Look Models International, Inc. as of December 31, 2001 and for each of the years in the two-year period then ended included herein and elsewhere in the registration statement have been audited by Horwath Gelfond Hochstadt Pangburn P.C., independent certified public accountants, to the extent set forth in their report appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.


                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, September 28, 1999, to December 31, 2000; audited financial statements for the year ended December 31, 2001, audited consolidated financial statements of Look Models for the years ended December 31, 1999, 2000, and 2001.

                          REPORT OF INDEPENDENT AUDITOR

To The Board of Directors and Shareholders of Kingsgate Acquisitions, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 2001 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.

                                /s/Thomas Monahan
                                 ----------------------------
                                 THOMAS MONAHAN
                                 Certified Public Accountant
Paterson, New Jersey
March 15, 2002

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                                  BALANCE SHEET

                                                     December 31,      March 31,
                                                         2001           2002
                                                                       Unaudited
                                                      -----------      ---------
ASSETS

Current assets
  Cash                                                 $    1,529      $  1,851
  Escrowed funds receivable                                90,338
                                                       ----------       -------
  Total current assets                                     91,867         1,851

     Total                                             $   91,867     $   1,851
                                                       ==========       =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $      500         4,280
                                                        ---------       -------
 Total current liabilities                             $      500         4,280

 Redeemable Common Stock                                  100,000

STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value; 45,000,000 shares authorized; At December 31,
  2001 and March 31, 2002 there were 2,000,000
  shares issued and outstanding respectively.              2,000          2,000

  Additional paid-in capital                               6,215         16,215

  Deficit accumulated during the
  development stage                                      (16,848)       (20,644)
                                                        ---------        ------
     Total stockholders equity                            (8,633)        (2,429)
                                                        ---------        ------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                            $ 91,867      $   1,851
                                                       =========         ======

                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF OPERATIONS

                                     For the      For the      For the three  For the three
                                   year ended   year ended     months ended months ended
                                  December 31,  December 31,     March 31,    March 31,
                                    2000           2001            2001         2002
                                                               Unaudited     Unaudited
                                ------------    -------------  -----------  -----------
Income                            $   -0-            $   -0-     $   -0-      $   -0-

Costs of goods sold                   -0-                -0-         -0-          -0-
                                    ------            -------      -------      -------

Gross profit                          -0-                -0-         -0-          -0-

Operations:
 General and administrative          1,708             17,021          780       4,158
 Depreciation and Amortization        -0-                -0-           -0-        -0-
                                    ------            -------      -------       -----
Total costs                          1,708             17,021          780       4,158

Other income
  Interest income                      888              1,656                      362
                                    ------            -------                    -----
Total other income                     888              1,656                      362


Net profit (loss)                   $ (820)          $(15,365)     $   (780)  $ (3,796)
                                    =======            =======      ========    =======
PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic       $  (0.00)            ($0.01)    $  (0.00)  $ (0.00)
                                   ========          =========       ======     ======


SHARES OF COMMON STOCK OUTSTANDING 2,000,000         2,000,000       2,000,000  2,000,000
                                  ==========          ==========    ==========  =========


                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF CASH FLOWS


                                         For the      For the      For the three  For the three
                                        year ended    year ended   months ended months ended
                                       December 31    December 31     March 31,    March 31,
                                           2000          2001         2001          2002
                                                                    Unaudited     Unaudited
                                       ------------   -----------   -----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                              $   (820)       $(15,365)     $  (780)    $  (3,796)
  Item not affecting cash flow
       from operations:
    Amortization                              -0-           -0-           -0-          -0-

    Accrued expenses                          -0-           -0-                       3,780
                                          ---------     --------         -----       ------
     NET CASH USED IN OPERATING ACTIVITIES  (820)       (15,365)         (780)        (  16)

CASH USED IN INVESTING ACTIVITIES            -0-           -0-             -0-          -0-

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of redeemable common stock          100,000
  Redemption of common stock                                                        (100,000)
  Contributed capital                                                                 10,000
                                           ---------                                 -------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES  100,000                                  (90,000)

Increase (decrease) in cash                  99,180     (15,365)         (780)      ( 90,016)
Cash balance beginning of period              8,052     107,232       107,232         91,867
                                          ---------     -------       -------        -------
CASH, end of period                        $107,232      91,867       106,452      $   1,851

SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
  Cash paid for interest                  $     -         $  -         $  -        $     -
  Cash paid for income taxes              $     -         $  -         $  -        $     -

                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                               Additional     during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
 --------------------------------------------------------------------------------------------------
Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $ (663)        (663)
---------------------------------------------------------------------------------------------------
Balance
December 31,1999          0      $    0    2,000,000   $  2,000    $ 18,000    $ (663)    $ 19,337

Write off of deferred
offering expenses                                                   (11,785)               (11,785)

Net income (loss)                                                                (820)        (820)
---------------------------------------------------------------------------------------------------
Balances
December 31, 2000        0      $    0    2,000,000    $  2,000     $  6,215  $ (1,483)   $  6,732


Net income (loss)                                                              (15,365)    (15,365)
---------------------------------------------------------------------------------------------------
Balances
December 31, 2001        0      $    0    2,000,000    $  2,000     $  6,215  $(16,848)   $ (8,633)

Unaudited
Contributed capital                                                   10,000                10,000
Net loss                                                                       (3,796)      (3,796)
---------------------------------------------------------------------------------------------------
Balance
March 31, 2002            0      $    0   2,000,000        2,000       16,215  (20,644)   $  (2,429)
==================================================================================================

                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Kingsgate Acquisitions, Inc. (the "Company"), was organized in Delaware on September 28, 1999 and is authorized to issue 45,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheets of the Company as at December 31, 2001 and the related statements of operations and cash flows and stockholders' equity for the years ended December 31, 2000 and 2001.


     The unaudited financial statements presented consist of the unaudited balance sheet of the Company as at March 31, 2002 and the related unaudited statements of operations and cash flows and stockholders' equity for the three months ended March 31, 2001 and 2002.

Deferred Offering Costs

     As Of December 31, 1999, deferred offering costs aggregating 11,785 were incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete.

     As of December 31, 2000, the deferred offering costs were charged against Additional paid in capital.

     Organization costs are being charged to operations.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At December 31, 2001 and March 31, 2002, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the Insurance.

Unaudited financial information

     In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of March 31, 2002 and the results of its operations and its cash flows for the three months ended March 31, 2001 and 2002. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.


NOTE 3 - REDEEMABLE COMMON STOCK


     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", Respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may and did receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds are to be returned to all the investors on a pro rata Basis.

     In July, 2000, the Company completed an offering for the sale of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consists of one share of common stock and five redeemable common stock purchase Warrants.

     The Company filed a registration statement with the Securities and Exchange Commission pursuant to Rule 419. The offering was conducted , on a "best efforts all-or-none basis" and consisted of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consists of one share of common stock and five redeemable common stock purchase warrants. Each warrant is exercisable at $1.00 for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $1.25 for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

     As of December 31, 2001, the 1,000,000 shares of common stock were being held in escrow pending approval of the Company's post-effective amendment by the Securities and Exchange Commission.

     The Company was organized as a vehicle to merge with another company, pursuant to Rule 419 of Regulation C of the Securities Act of 1933. Rule 419 required that the Company complete an acquisition within eighteen months from the effective date of a registration statement. In the event the Company is unable to complete an acquisition within this time period, the shares of common stock being held in escrow must be redeemed by the Company and a minimum of 90% of the proceeds are to be returned to the investors.

     As of March 31, 2002, the Company was unable to complete an acquisition within the time period and has redeemed the shares of common stock being held in escrow by returning to the investors and aggregate of $90,000 and recording $10,000 as additional paid in capital.

NOTE 4 - STOCKHOLDERS' EQUITY


Preferred Stock

     The Company is authorized to issue up to 5,000,000 shares of preferred stock and may issue these shares from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at December 31, 2001 and March 31, 2002 is -0- and -0- respectively.

Common Stock


     For the period from inception, September 28, 1999, to December 31, 1999, the Company sold an aggregate of 2,000,000 shares of common stock to thirteen investors for an aggregate consideration of $20,000 or $0.01 per share.



NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through December 31, 2001 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure. For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. For the period from inception, September 28, 1999, to December 31, 1999 and for the years ended December 31, 2000 and 2001 and for the three months ended March 31, 2001 and 2002, the accrual for rent is $-0-.

Officer Salaries

     For the period from inception, September 28, 1999, to December 31, 1999 and for the years ended December 31, 2000 and 2001 and for the three months ended March 31, 2001 and 2001 no officer has received a salary in excess of $100,000 and no officer will receive a salary until the consummation of an acquisition.

NOTE 7 - HISTORY OF TRANSACTION; RULE 419

     The Company through an initial self-underwritten public offering pursuant to Rule 419 of the Securities Act of 1933, sold 1,000,000 units at $0.10 per unit raising an aggregate of $100,000. Each unit consisted of one share of common stock and five two-year redeemable common stock purchase warrants. All the offering proceeds as well as certificates representing the shares and warrants purchased in the offering are being held in an escrow account. Pursuant to a securities purchase agreement dated August 16, 2000, the Company purchased all the common stock of Sky E-Com Corporation.

     On August 16, 2000, the Company entered into a Securities Purchase Agreement, (the "Agreement") whereby the Company would issue 7,854,400 shares of common stock to former Sky E-Com shareholders in proportion to their share holdings. In addition, our founding stockholders will transfer to Sky E-Com's stockholders 1,500,000 of their shares. Our founders shall continue to hold 500,000 shares, representing 4.6% of the combined entity. The Company's public stockholders hold 1,000,000 shares, representing 9.2% of the combined entity. The former stockholders of Sky E-Com will own 9,354,400 shares of our common stock representing 86.2% of the combined entity.

     The acquisition was the subject of a prospectus for the reconfirmation of the offering and the election to remain investors.

     As Of December 31, 2000, the transaction has been rescinded.

     Effective July 25, 2001, the Company entered into an acquisition agreement (the Agreement) with Look Models International, Inc. ("LMI"), a Delaware Corporation, that through its wholly-owned subsidiaries, operates a model agency, an event marketing, licensing and sponsorship business, and a product development and distributor business that manufactures and distributes a line of cosmetics and other related products both in the retail and wholesale sectors. Kingsgate, a development stage corporation, was organized on September 28, 1999 as a vehicle to acquire or merge with a business.

     Pursuant to the Agreement, the shareholders of LMI agreed to sell to Kingsgate 100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate. Additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders are to be transferred to the founder of LMI, Wolfgang Schwarz. After the transaction and assuming the sale of all 1,000,000 shares of common stock pursuant to this offering, Kingsgate will have a total of 13,500,000 shares of common stock issued and outstanding.

     As of March 31, 2002, this merger has not yet been consummated

                           INDEPENDENT AUDITORS' REPORT

Board of Directors
Look Models International, Inc.

     We have audited the accompanying consolidated balance sheet of Look Models International, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in shareholders' deficit and comprehensive income, and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Look Models International, Inc. and subsidiaries as of December 31, 2001 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

HORWATH GELFOND  HOCHSTADT  PANGBURN, P.C.
Denver, Colorado
March 15, 2002

                         LOOK MODELS INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS

                                DECEMBER 31, 2001
                         AND MARCH 31, 2002 (UNAUDITED)



                                                            December 31, 2001           March 31, 2002
                                                                       USD                     USD
                                                                                         (unaudited)

ASSETS

Current assets

     Cash and cash equivalents                              $             46,203      $            116,809
     Trade accounts receivable                                           271,279                   424,531
     Inventories                                                         158,943                   153,433
     Prepaid expenses and other current assets                           114,621                    21,764
                                                            --------------------      --------------------

        Total current assets                                             591,046                   716,537
                                                            --------------------      --------------------

Property and equipment, net                                               43,494                    39,627
Intangible assets, net                                                   104,810                   107,664
Deposit                                                                   16,281                    16,281
                                                            --------------------      --------------------

                                                                         164,585                   163,572
                                                            --------------------      --------------------

     Total assets                                           $            755,631      $            880,109
                                                            ====================      ====================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Trade liabilities                                      $            718,833                   578,255
     Accrued expenses and other current liabilities                      270,798                   220,753
     Advances payable, related party                                     812,911                   709,067
     Note payable, related party                                               -                    70,000
     Short-term borrowings                                               631,358                 1,109,754
                                                            --------------------      --------------------

         Total liabilities (all current)                               2,433,900                 2,687,829
                                                            --------------------      --------------------

Commitments and contingencies

Shareholders' deficit:
     Preferred stock, $0.001 par value; 20,000,000
        shares authorized; none issued
     Common stock, $0.001 par value; 50,000,000 shares authorized; 10,625,308 and 10,631,618 (unaudited) shares issued and outstanding at December 31,
        2001 and March 31, 2002
        (unaudited), respectively                                         10,626                    10,632
     Additional paid-in capital                                        2,924,078                 2,986,691
     Accumulated deficit                                              (4,918,370)               (5,124,065)
     Accumulated other comprehensive income                              305,397                   319,022
                                                            --------------------      --------------------

         Total shareholders' deficit                                  (1,678,269)               (1,807,720)
                                                            --------------------      ---------------------

Total liabilities and shareholders' deficit                 $            755,631      $            880,109
                                                            ====================      ====================

                See notes to consolidated financial statements.


                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)


                                     December 31, 2001       December 31, 2000             March 31, 2002            March 31, 2001
                                          USD                        USD                       USD                       USD

                                  ---------------------     ----------------------    ----------------------    -------------------
                                                                                             (unaudited)               (unaudited)


Sales                         $            1,076,237     $            1,220,841                   255,978                    48,759
Cost of sales                               (662,601)                  (839,754)                  (92,375)                  (28,046)
                                   -----------------     ----------------------    ----------------------    ----------------------
Gross margin                                 413,636                    381,087                   163,603                    20,713
                                  ------------------     ----------------------    ----------------------    ----------------------

Selling expenses                            (430,375)                  (483,378)                 (157,715)                 (322,042)
Administrative expenses                    1,648,951)                (1,503,701)                 (183,555)                 (190,541)
                                  ------------------     ----------------------    ----------------------    ----------------------
                                          (2,076,326)                (1,987,079)                 (341,270)                 (512,583)
                                 --------------------     ----------------------    ----------------------    ----------------------
Loss from operations                      (1,665,690)                (1,605,992)                 (177,667)                 (491,870)
                                 --------------------     ----------------------    ----------------------    ----------------------

Other income (expense):
   Interest expense                          (55,826)                   (48,127)                  (19,883)                  (11,110)
   Other, net                                 (4,434)                   (26,319)                   (8,145)                  (15,593)
                                --------------------     ----------------------    ----------------------    ----------------------
                                             (60,260)                   (74,446)                  (28,028)                  (26,703)
                                --------------------     ----------------------    ----------------------    ----------------------

Net loss                      $           (1,725,950)    $           (1,680,438)                 (205,695)                 (518,573)
                               ======================     ======================    ======================    ======================

                 See notes to consolidated financial statements

                         LOOK MODELS INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                            AND COMPREHENSIVE INCOME

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                AND THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED)



                                                                                                    Accumulated
                                              Common stock          Additional                        other
                                  ----------------------------
                                                                     Paid-in      Accumulated      comprehensive
                                        Shares       Amount          capital        deficit           income           Total
                                  ---------------- ------------   -------------- --------------- ----------------- ---------------


Balances at January 1, 2000                                        $ 212,820     $ (1,511,982)     $  170,847  $    (1,128,315)

Issuance of common stock in
   connection with recapitalization  2,000,000    $  2,000           (2,000)
Sale of common stock pursuant to
   private placements, net           7,806,062       7,806        2,099,209                                          2,107,015
Issuance of common stock in
   exchange for services               332,812         333          255,917                                            256,250
Comprehensive income (loss):
   Net loss                                                                        (1,680,438)                      (1,680,438)
   Foreign currency translation adjustment                                                             68,374          68,374
                                                                                                     -----------     -----------
Comprehensive loss                                                                                                  (1,612,064)

                                      ---------     --------      -----------        -----------      ---------       ----------
Balances at December 31, 2000        10,138,874      10,139        2,565,946        (3,192,420)        239,221        (377,114)
                                     ----------    ----------     -----------        -----------     ----------     -------------

Sale of common stock pursuant to
   private placements, net               62,810          63          70,556                                              70,619
Issuance of common stock in
   exchange for services                405,624         406         269,594                                             270,000
Issuance of common stock in
   exchange for profit interest payable  18,000          18          17,982                                              18,000
Comprehensive income (loss):
   Net loss                                                                         (1,725,950)                      (1,725,950)

   Foreign currency translation adjustment                                                              66,176           66,176

                                                                                                       ---------       ---------
Comprehensive loss                                                                                                   (1,659,774)
                                   ------------    -----------     ----------     --------------    ------------     -----------

Balances at December 31, 2001        10,625,308       10,626       2,924,078        (4,918,370)         305,397       (1,678,269)
                                 ==============    =============== =========    ===============     ===========     =============

                                      F-15

                         LOOK MODELS INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                      AND COMPREHENSIVE INCOME (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                AND THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED)


                                                                                                       Accumulated
                                       Common stock                   Additional                          other
                               ---------------------------------
                                                                      Paid-in          Accumulated     comprehensive
                                    Shares          Amount           capital           deficit           income             Total
                                 ----------------  ------------     ------------    --------------    ---------------    ----------

Balances at December 31, 2001       10,625,308       10,626          2,924,078         (4,918,370)        305,397        (1,678,269)

Sale of common stock pursuant to
   private placements, net               6,310           6              12,613                                               12,619
Salary waived by majority shareholder                                   50,000                                               50,000
Comprehensive income (loss):
   Net loss                                                                               (243,195)                        (243,195)
   Foreign currency translation adjustment                                                                  13,625           13,625
                                                                                                          --------          -------
Comprehensive loss                                                                                                         (229,570)
                                 -------------    -----------     --------------    ---------------     --------------  ------------

Balances at March 31, 2002         10,631,618        10,632          2,986,691          (5,124,065)         319,02       (1,807,720)
                               ===============   ============      =============     ==============    ===============  ============



                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)



                                                                               Years ended
                                                            December 31, 2001         December 31, 2000

Cash flows from operating activities:
   Net loss                                                 $           (1,725,950)   $           (1,680,438)
                                                            ----------------------    ----------------------
   Adjustments to reconcile net loss to net cash
      used in operating activities:
   Depreciation and amortization                                            31,962                    14,311
   Issuance of shares for services                                         270,000                   256,250
   Changes in assets and liabilities:
      Increase in accounts receivable                                     (182,656)                  (10,502)
      (Increase) decrease in inventories                                     9,833                  (174,190)
      (Increase) decrease in prepaids and other
        current assets                                                     330,407                  (230,900)
      Increase in trade liabilities                                        268,244                   311,100
      Increase in accrued expenses and
        other liabilities                                                   66,099                   147,549
      Increase in advances payable related party                           356,541                    76,797
      Decrease in deferred income                                          (27,804)                  (17,006)
                                                            ----------------------    ----------------------
                                                                         1,122,626                   373,409
                                                            ----------------------    ----------------------

   Net cash used in operating activities                                  (603,324)               (1,307,029)
                                                            ----------------------    ----------------------

Cash flows from investing activities:
   Capital expenditures                                                    (24,006)                 (155,229)
   Increase in long-term deposits                                                                    (16,281)
                                                            ----------------------    ----------------------

   Net cash used in investing activities                                   (24,006)                 (171,510)
                                                            ----------------------    ----------------------

Cash flows from financing activities:
   (Decrease) increase in short-term borrowings, net                        57,919                   (78,521)
   Proceeds from issuance of common stock                                   53,645                 2,107,015
                                                            ----------------------    ----------------------

   Net cash provided by financing activities                               111,564                 2,028,494
                                                            ----------------------    ----------------------

Effect of exchange rate changes in cash and cash
   equivalents                                                               4,304                    (4,132)
                                                            ----------------------    -----------------------

Net (decrease) increase in cash                                           (511,462)                  545,823

Cash and cash equivalents at beginning of year                             557,665                    11,842
                                                            ----------------------    ----------------------

Cash and cash equivalents at end of year                    $               46,203    $              557,665
                                                            ======================    ======================


                                  (Continued)

                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)



                                                                               Years ended
                                                            December 31, 2001         December 31, 2000

Supplemental disclosures of cash flow information:

   Cash paid during the year for interest                   $               55,826    $               48,127
                                                            ======================    ======================

Supplemental disclosure of non-cash investing and Financing activities:

   Issuance of common stock for profit interest
      payable                                               $               18,000
                                                            ======================

   Stock subscriptions receivable (payment received
      on January 21, 2002)                                  $               16,974
                                                            ======================



                See notes to consolidated financial statements.

                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)



                                                                       Three months ended
                                                                March 31, 2002            March 31, 2001
                                                                      USD                       USD
                                                            ----------------------    ----------------------
                                                                  (unaudited)               (unaudited)


Cash flows from operating activities:
   Net loss                                                 $             (205,695)   $             (518,573)
                                                            ----------------------    ----------------------
   Adjustments to reconcile net loss to net cash
      used in operating activities:
   Depreciation and amortization                                             7,866                     4,157
   Salary waived by majority shareholder                                    50,000
   Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                          (156,785)                   18,257
      Decrease (increase) in inventories                                     3,921                   (99,536)
      (Increase) decrease in prepaids and other
        current assets                                                      92,253                    (8,759)
      Decrease in trade liabilities                                       (133,977)                 (126,230)
      (Decrease) increase in accrued expenses
        and other liabilities                                              (53,077)                   59,020
      (Decrease) increase in advances payable
        related party                                                      (99,344)                  120,743
      Decrease in deferred income                                                                    (22,034)
                                                            ----------------------    ----------------------
                                                                          (289,143)                  (54,382)
                                                            -----------------------   -----------------------

   Net cash used in operating activities                                  (494,838)                 (572,955)
                                                            ----------------------    ----------------------

Cash flows from investing activities:
   Capital expenditures                                                     (7,454)                   (4,684)
                                                            ----------------------    ----------------------

   Net cash used in investing activities                                    (7,454)                   (4,684)
                                                            ----------------------    ----------------------

Cash flows from financing activities:
   (Decrease) increase in short-term borrowings, net                       487,233                   102,368
   Proceeds from note payable, related party                                70,000
   Proceeds from issuance of common stock                                   12,619
                                                            ----------------------    ----------------------

   Net cash provided by financing activities                               569,852                   102,368
                                                            ----------------------    ----------------------

Effect of exchange rate changes in cash and cash
Equivalents                                                                  3,046                    34,496
                                                            ----------------------    ----------------------

Net (decrease) increase in cash                                             70,606                  (440,775)

Cash and cash equivalents at beginning of year                              46,203                   557,665
                                                            ----------------------    ----------------------

Cash and cash equivalents at end of year                    $              116,809    $              116,890
                                                            ======================    ======================

                                  (Continued)


                                                                           Three months ended
                                                                March 31, 2002            March 31, 2001
                                                                  (unaudited)               (unaudited)


Supplemental disclosures of cash flow information:

   Cash paid during the year for interest                   $               19,883    $               11,112
                                                            ======================    ======================



                         LOOK MODELS INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)


1.   Organization, basis of presentation and management's plans:

     Organization:
     The following depicts the Company and its major subsidiaries:


                 -----------------------------------------
                       Look Models International, Inc
                                Delaware, USA
                 -----------------------------------------

                                  100%
                               ---------
                 -----------------------------------------
                            Fordash Holdings Ltd
                                   Bahamas
                 -----------------------------------------

                                  100%
                           ---------------------
                 -----------------------------------------
                       Look Eventmanagement GmbH
                              Vienna, Austria
                 -----------------------------------------


         -------------------------------------------------------------

         100%                                                        100%
-----------------------------------               -----------------------------
  Look Model Management GmbH                     Look Model Management spol sro
      Vienna, Austria                                Prague, Czech Republic
-----------------------------------              ------------------------------


     Look Models International, Inc ("LMI" or "the Company") is a U.S. holding company that was incorporated in Delaware in June 2000. Fordash Holdings Ltd ("Fordash") is a Bahamas holding company that was incorporated in Nassau in July 1999. Look Eventmanagement GmbH ("LEM") handles the sourcing of new models and their development, and the organization of promotional events on behalf of a wide variety of customers, including automobile manufacturers and national airlines. It was founded in 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna. Look Model Management GmbH ("LMM Austria") reflects the Company's activities in Austria. Look Model Management spol sro ("LMM Czech Republic") reflects the Company's activities in the Czech Republic. The Company also has operations in other European countries, including Croatia, Poland, Romania, Yugoslavia and Slovakia. These operations are included in LEM. In addition, the Company is developing a portfolio of cosmetic products (such as perfumes, sun and body creams) and lingerie. These activities are recorded in the books of LEM.

                         LOOK MODELS INTERNATIONAL INC.

                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)

Organization, basis of presentation and management's plans (continued): Basis of presentation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

The consolidated financial statements include the accounts of Look Models International, Inc. and it's wholly-owned subsidiaries Fordash Holdings Ltd., Look Eventmanagement GmbH, Look Model Management GmbH and Look Model Management spol sro. Intercompany balances and transactions are eliminated.

Interim financial statements:

The consolidated balance sheet as of March 31, 2002, the related consolidated statements of operations and cash flows for the three months ended March 31, 2002 and 2001, and the consolidated statement of shareholders' deficit and comprehensive income (loss) for the three months ended March 31, 2002, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the three months ended March 31, 2002, are not necessarily indicative of the operating results for the full year.

Management's plans:

The Company's financial statements for the years ended December 31, 2001 and 2000 show that the Company has suffered net losses of $1,725,950 and $1,680,438, respectively, and has a shareholders' deficit and a working capital deficiency of $1,678,269 and $1,842,854, respectively, as of December 31, 2001. The Company has experienced uncertainty in meeting its liquidity needs and has relied on outside investors and its principal shareholder to provide funding. Management's plans in connection with these criteria are as follows:

     a. The Company's president and majority shareholder has agreed to postpone his claim for all amounts owed to him by the Company and to utilize funds from capital raised from redemption of outstanding warrants or future equity transactions the Company may conclude for repayment. At December 31, 2001 and March 31, 2002 (unaudited), such amounts were $812,911 and $709,067 (unaudited), respectively. In addition, the president and majority shareholder has agreed to fund 25% of the operating expenses for 2002, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide the Company the ability to incur his salary in accordance with his employment agreement.

     b. In 2001, the Company entered into an International Production and Distribution Agreement with a German corporation, whereby the Company obtained, among other things, the worldwide exclusive right to promote and distribute a patented cosmetics dispenser under the Company's Look Models and Catwalk labels. Further, the Company entered into a three-year Product Distribution Agreement with Models Prefer Ltd., a Connecticut corporation. Under this agreement, the Company has granted exclusive distribution rights, as defined, to Models Prefer Ltd for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, the Company is guaranteed minimum purchases of the dispenser, which are expected to generate revenues to the Company of approximately $575,000, $900,000 and $1,200,000, over each of the three contract years ending November 2002, 2003 and 2004, respectively. In addition, the exclusivity provision of this agreement provides that the above revenues will double in the event that the purchaser exercises its exclusivity rights.

     c. The Company is negotiating additional equity funding from foreign investors, as well as the possibility of a U.S. private placement, and expects to complete the reverse acquisition of a U.S. publicly traded development stage company which will provide access to the U.S. capital markets.

2.   Significant accounting policies:

     Business combinations:

     Effective October 1, 2000,  the Company issued  2,000,000  shares of common stock and a promissory note in the amount of $1,000,000 to the shareholder of Fordash in exchange for his interest in Fordash. Prior to the exchange, the Company had no substantial operations and, under accounting principles generally accepted in the United States of America, the transaction was accounted for as a recapitalization, as the shareholder of Fordash acquired all the stock of LMI. Accordingly, there was no revaluation of assets or liabilities for financial statement accounting purposes. For reporting purposes, the consolidated financial statements reflect the above-mentioned reorganization similar to a pooling of interests with assets and liabilities recorded at historical cost. Subsequent to the recapitalization, the former shareholder of Fordash and the Company agreed to cancel the note payable.

     Foreign currency translation:

     The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. The functional currency for most foreign operations is the Austrian Schilling, which was replaced by the Euro in January 2002. Conversion to the Euro is not expected to have an impact on the Company's financial condition and results of operations. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rate of exchange at the balance sheet date. Translation gains and losses are included in other comprehensive income. Aggregate foreign currency transaction gains and losses are included in the results of operations as incurred. 2. Significant accounting policies (continued): Cash and cash equivalents:

     Cash and cash equivalents comprise cash on hand and deposits with original maturities of less than three months.

     Reclassifications:

     Certain amounts reported in the 2000 financial statements have been reclassified to conform to the 2001 presentation.

     Accounts receivable and concentration of credit risk:

     The Company grants credit to its customers, generally without collateral. At December 31, 2001 approximately $109,835 of net trade receivables were due from 2 customers. At March 31, 2002 (unaudited) approximately $242,402 (unaudited) was due from 1 customer. During the year ended December 31, 2001 and the three months ended March 31, 2002 (unaudited) one cosmetics customer accounted for 25% and 28% (unaudited) of sales, respectively. No single customer accounted for more than 10% of sales during the year ended December 31, 2000 and the three months ended March 31, 2001 (unaudited).

     Inventories:

     Inventories consist of cosmetic products ready for sale and are valued by using the first-in, first-out (FIFO) method at the lower of cost or market.

     Property and equipment:

     Property and  equipment  is stated at cost less  accumulated  depreciation.
          Depreciation expense is recognized using the straight-line method primarily over useful lives of 5 years.

     Intangible assets:

     Intangible assets consist of costs incurred to develop the Company's websites and costs incurred to develop the Look Models and Catwalk trademarks. These are being amortized using the straight-line method over 4 and 10 years, respectively.

     The Company periodically assesses the carrying value of its long-lived assets for impairment, including operating and office equipment and intangible assets, when events and circumstances indicate that the carrying value of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Based on its review, the Company does not believe that any impairment has occurred as of December 31, 2001.

     Income taxes:

     Deferred tax  assets  and  liabilities  are  recognized  for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     Revenue recognition:

     Revenues from cosmetics sales are recognized upon delivery of goods to customers. Revenues from event and model management are recognized at the time services are provided.

     Advertising:

     Advertising costs are expensed as incurred. During the years ended December
          31, 2001 and 2000 and the three months ended March 31, 2002 (unaudited) and 2001 (unaudited), the Company incurred approximately $51,761, $76,075, $1,888 (unaudited) and $1,982 (unaudited), respectively in advertising expense.

     Fair value of financial instruments:

     The carrying amounts of the Company's cash and cash equivalents, receivables, trade liabilities and accrued expenses and other current liabilities approximate fair values due to the short maturities of these instruments. The carrying values of the Company's short-term borrowings approximate fair value based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair values of the Company's payables to related parties are not practicable to estimate due to the related party nature of the underlying transactions and indefinite payment terms.

Stock-based compensation:

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

     Segment reporting:

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company's results of operations and financial position were not affected by the implementation of SFAS No. 131.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive income:

     SFAS No. 130, "Reporting  Comprehensive Income",  establishes  requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the years ended December 31, 2001 and 2000, and the three months ended March 31, 2002 and 2001, unaudited, comprehensive income represents foreign currency translation adjustments.

     Recently issued accounting standards:

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 did not impact the Company's consolidated financial statements.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company is currently evaluating the impact that the adoption of SFAS No. 141 and SFAS No. 142 will have its financial condition and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for the Company on January 1, 2002. The Company does not expect that adoption of this standard will have a material effect on its results of operations or financial position
                                      F-25

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No 101, "Revenue Recognition in Financial Statements". SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

3.   Property and equipment:

     Property and equipment consists of:

                                                                       December 21,            March 31,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Office and computer equipment                                   $          90,680    $           91,206
     Less accumulated depreciation                                             (47,186)              (51,579)
                                                                     -----------------    ------------------

                                                                     $          43,494    $           39,627
                                                                     =================    ==================


4.   Intangible assets:

     Intangible assets consist of:

                                                                       December 21,            March 31,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Website development costs                                       $           8,900    $           14,490
     Design fees for Look Models and Catwalk identity                          112,877               114,215
                                                                     -----------------    ------------------

                                                                               121,777               128,705
     Less accumulated amortization                                             (16,967)              (21,041)
                                                                     ------------------   -------------------

                                                                     $         104,810    $          107,664
                                                                     =================    ==================







5.   Short-term borrowings:

     At December 31, 2001 and March 31, 2002 (unaudited) short-term borrowings consisted of:

                                                                       December 21,            March 31,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Line of credit,  interest  of 6.00% at  December  31,  2001;  outstanding
     balance  due  in  September   2002;   collateralized   by  the  Company's
     receivables and guaranteed by the Company's president                $   130,910               129,897

     Line of credit, interest of 6.00% at December 31, 2001; outstanding balance due in September 2002; collateralized by the Company's
     receivables and guaranteed by the Company's president                     340,430               358,216

     Line of credit, interest of 8% at December 31, 2001; outstanding balance due in September 2002; collateralized by the Company's receivables and
     guaranteed by the Company's president                                     131,198               133,481

     Overdraft on bank accounts                                                 28,820               488,160
                                                                     -----------------       ---------------


                                                                     $         631,358      $       1,109,754
                                                                    =====================  ===================


6.   Profit interest payable:

     Pursuant to Austrian law, certain third-party investors were granted a profit interest in Look Eventmanagement GmbH in 2000 in return for an investment of $88,888. Under the terms of the agreement, the investors were to share in profits and losses of the business. In 2001, the Company decided to terminate the agreement and has provided a liability as of December 31, 2001 equal to the amount originally invested plus 10% interest, which was the amount required to terminate the agreement. This liability is included in accrued expenses and other current liabilities at December 31, 2001 and was fully repaid in February 2002.





7.   Income taxes:

     The Company is subject to income tax on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company's Bahamian subsidiary is not liable for income tax. The Company's Austrian and Czech Republic operations are subject to income tax at 34%. Other European operations are not significant.

     The reconciliation between the effective tax rate and the statutory U.S. federal income tax rate is as follows:

                                                 December 31,          December 31,            March 31,
                                                       2001                 2000                  2002
                                               -------------------   --------------------       ----------------
                                                                                              (unaudited)


     Computed "expected" tax benefit                      34.00%                34.00%                34.00%
     Operating losses for which a benefit
       has not been recognized                             (34.00%)              (34.00%)             (34.00%)
                                               -------------------   -------------------  -------------------

                                                               -                     -                     -
                                               =================     =================    ==================



     At December 31, 2001 and March 31, 2002 (unaudited), the Companys deferred tax assets are as follows:

                                                                       December 21,            March 31,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Net operating loss carry forwards (foreign)                     $         634,117    $          659,157
     Net operating loss carry forwards (U.S.)                                  737,100               794,746
     Deferred tax asset valuation allowance                                 (1,371,217)           (1,453,903)
                                                                     -----------------    ------------------

     Net deferred tax assets                                         $               -    $                -
                                                                     =================    ==================

     At December 31, 2001 and March 31, 2002 (unaudited), the Company has foreign operating loss carryforwards of approximately $1,865,000 and $1,939,000 (unaudited), respectively, and U.S. operating loss carryforwards of approximately $2,168,000 and $2,338,000 (unaudited), respectively. Effective January 1, 2001 the Austrian tax law was changed so that loss carryforwards can only be used to offset up to 75 % of the taxable income of a single year. Austrian tax losses are available for offset indefinitely, and U.S. tax losses are available for offset through 2021.

     The income tax returns of the Company's Austrian subsidiaries have been audited through 1997. The Company does not believe that income tax audits (if any) for later years will result in any material Austrian income taxes.

8.   Related parties:

     Advances payable, related party, represent amounts advanced to the Company by the Company's president and principal shareholder. The advances are unsecured, payable on demand and do not bear interest. The Company's president has agreed to postpone his claim for all amounts owed to him by the Company through 2002, or until funds are acquired through redemption of outstanding warrants or future equity transactions which will provide the means for repayment.

     During the three months ended March 31, 2002 (unaudited) the Company entered into a note agreement with its president and majority shareholder. The note is for $70,000, is due in , bears interest at and is collateralized by .

9.   Leases:

     The Company is leasing automobiles and office equipment under operating leases. Rent expense under these leases was $39,210 and $42,330 for the years ended December 31, 2001 and 2000, respectively, and $9,760 and $14,069 (unaudited) for the three months ended March 31, 2002 and 2001 (unaudited), respectively. The Company also leases office space in Vienna under an agreement for an indefinite term. Under the agreement, if the Company continues to make lease payments at the current amount, the lease cannot be terminated by the landlord. Rent expense for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 (unaudited) was approximately $10,100, $10,200 and $2,550 (unaudited), respectively.

     At March 31, 2002, (unaudited) future minimum lease payments are as follows:

                    Year ending December 31:                                  Amount
                                                                       -----------------


                    2002 (nine months)                                 $          43,733
                    2003                                                          19,017
                    2004                                                          12,171
                    2005                                                           5,491
                    2006                                                           4,223
                                                                       -----------------

                    Total                                              $          84,635
                                                                       =================


10. Other post-employment benefits:

     Austrian employees have a legal right to severance payment if their employment is terminated by the employer or if the employee retires. Thus, a liability has been recorded for estimated severance payments.

     The following parameters have been used for calculating estimated severance payments:

                                                                 December 31,                March 31,
                                                                      2001                       2002
                                                              -------------------        --------------------
(unaudited)


     Retirement age:           Male                                        61.50                     61.50
                               Female                                      56.50                     56.50

     Discount rate                                                         4.50%                     4.50%
     Rate of increase in future
         compensation levels                                               2.50%                     2.50%


     For calculation of estimated severance payments, the projected unit credit method was used.

     The calculations of the estimated severance payments are as follows:

                                                                 December 31,                March 31,
                                                                      2001                      2002
                                                              -------------------       ---------------------

(unaudited)

     Projected benefit obligation at the
        beginning of the period                               $           13,374        $           19,415
     Interest costs                                                          896                       224
     Service costs                                                         6,224                     1,556
     Recognized actuarial loss                                            (1,079)                      (84)
                                                              -------------------       -------------------

     Projected benefit obligation at the
       end of the period                                      $           19,415        $           21,111
                                                              ==================        ==================

11.  Shareholders' equity:

     In connection with its recapitalization, the Company issued 2,000,000 shares of common stock. During the year ended December 31, 2001 and the three months ended March 31, 2002 (unaudited), the Company issued an additional 486,434 and 6,310 shares of common stock for $358,619 and $12,619, net, respectively. A total of 62,810 and 6,310 shares were issued in private placements at prices ranging from $0.02 to $2.00 per share. Different prices arose as the Company concluded individual negotiations with each of the Company's investors. In addition, in 2001, 423,624 were issued in exchange for legal and professional services and in repayment of certain liablities. These shares were valued at $288,000, the fair value of the services received and liabilities paid, which management considers to be the most reliable measurement.

     Included in shares issued for services are 250,000 shares valued at $240,000, which were issued to a member of the Board of Directors.

     During the three  months  ended March 31, 2002  (unaudited)  the  Company's president and majority shareholder waived salary of $50,000 (unaudited) due under the due under the terms of his employment contract with the Company. The Company has accounted for the waived salary as a capital contribution by the majority shareholder resulting in an increase in additional paid-in capital of $50,000 (unaudited).

12.  Commitments and contingent liabilities:

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the financial statements of the Company.

13.  Operating segments:

     The Group classifies its businesses into three operating segments. The segments have been defined by the services each segment offers. The services offered are described below:

     Eventmanagement:

     Look Eventmanagement GmbH handles the sourcing of new models and their development, and the organization of promotional events. It was founded 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

     Model management:

     Look Model Management GmbH is a model agency operating in Austria.

     Cosmetics:

     In 2000, the Company started a new operating segment by entering into the cosmetics business. The products include Eau de toilette, perfumes, body milk and body splash. In 2001, the Company introduced the sale of sunscreens.

A summary of sales by country is as follows:

       Three months ended             Event-               Model
         March 31, 2002          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------
           (unaudited)

     Austria                     $         40,475      $         44,192                        $      84,667
     United States of America                                         -      $      93,201            93,201
     Other countries                       16,270                61,843                               78,110
                                 ----------------      ----------------      -------------     -------------

            Totals               $        128,745      $        106,035      $     288,894     $     255,978
                                 ================      ================      =============     =============




13.  Operating segments (continued):

       Three months ended             Event-               Model
         March 31, 2001          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------
           (unaudited)


     Austria                     $              -      $         40,305      $           -     $      40,305
     United States of America                   -                     -                  -                 -
     Other countries                            -                     -              8,454             8,454
                                 ----------------      ----------------      -------------     -------------

           Totals                $              -      $         40,305      $       8,454     $      48,759
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2001        management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------

     Austria                     $         72,601      $        392,497      $       1,043     $     466,141
     United States of America              74,473                     -            277,029           351,502
     Other countries                      247,772                     -             10,822           258,594
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        394,846      $        392,497      $     288,894     $   1,076,237
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2000        management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------

     Austria                     $        429,971      $        439,917      $      42,653     $     912,541
     United States of America             153,090                     -                  -           153,090
     Other countries                      155,210                     -                  -           155,210
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        738,271      $        439,917      $      42,653     $   1,220,841
                                 ================      ================      =============     =============



13.  Operating segments (continued):

     Information about the Group's operating segments:

       Three months ended         Event-             Model
         March 31, 2002         management        Management          Cosmetics      Corporate          Total
                               ----------         ----------       -------------   -------------  ---------------
           (unaudited)

     Total revenue           $        56,745   $       106,032  $      93,201   $           -  $       255,978
     Profit (loss) from
         Operations                 (103,456)          (20,077)        77,914        (132,048)        (177,667)
     Interest expense                (15,719)           (4,164)             -               -          (19,883)
     Net income (loss)              (127,320)          (24,241)        77,914        (132,048)        (205,695)

     Shares issued for services            -                 -              -               -                -
     Capital expenditures              6,996               421              -               -            7,417
     Depreciation and
          amortization                 1,897             2,650            552           3,333            8,432
     Identifiable segment
         assets                       45,189            15,378         21,861          64,861          147,289

       Three months ended      Event-            Model
         March 31, 2001      management        Management          Cosmetics      Corporate          Total
                             ----------        ----------       -------------   -------------  ---------------
           (unaudited)

     Total revenue           $             -   $        40,305  $       8,454     $         -    $      48,759
     Profit (loss) from
         Operations                 (276,904)         (114,776)         6,623        (106,813)        (491,870)
     Interest expense                 (9,052)           (2,058)             -               -          (11,110)
     Net income (loss)              (301,549)         (116,834)         6,623        (106,813)        (518,573)

     Shares issued for services            -                 -              -               -                -
     Capital expenditures                400                 -              -           4,316            4,716
     Depreciation and
          amortization                 2,717             2,784              -               -            5,501
     Identifiable segment
         assets                       41,816            23,142         22,413          71,698          159,069


13.  Operating segments (continued):

           Year ended              Event-               Model
        December 31, 2001        management          Management         Cosmetics        Corporate      Total
                                 ----------         ----------          -------------   ----------- ------------

     Total revenue           $       394,846   $       392,497  $      288,894     $        -    $   1,076,237
     Profit (loss) from
         Operations                 (368,282)         (313,551)        89,101      (1,072,958)      (1,665,690)
     Interest expense                (44,103)          (11,723)             -               -          (55,826)
     Net income (loss)              (415,489)         (326,604)        89,101      (1,072,958)      (1,725,950)

     Shares issued for services            -                 -              -         270,000          270,000
     Capital expenditures              1,803                 -              -          16,534           18,337
     Depreciation and
          amortization                 6,956             7,388              -          15,544           29,888
     Identifiable segment
         assets                       40,090            17,607         22,413          68,194          148,304

           Year ended               Event-           Model
        December 31, 2000         management       Management       Cosmetics          Corporate         Total
                               -------------    ----------------    ------------      ------------      --------

     Total revenue           $     738,271       $   439,917     $    42,653                      $   1,220,841
     Profit (loss) from
         Operations              (632,555)           183,756         (57,504)       (1,099,689)    (1,605,992)
     Other expense                (33,689)          (14,438)                                          (48,127)
     Net income (loss)           (695,267)           167,839         (57,504)       (1,095,506)    (1,680,438)

     Shares issued for services                                                         256,250        256,250
     Capital expenditures           46,004            15,994           22,413            67,382        151,793
     Depreciation and
          amortization               4,403             7,395                -                 -         11,798
     Identifiable segment
         assets                     44,133            25,927           22,413            67,382        159,855


                                      F-31

                          KINGSGATE ACQUISITIONS, INC.
                TRANSACTION WITH LOOK MODELS INTERNATIONAL , INC.


                          KINGSGATE ACQUISITIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002


                                                             Historical
                                             -----------------------------------------
                                                  Kingsgate           Look Models         Pro forma
                                              Acquisitions, Inc.      International,
                                                                        Inc.             adjustments          Pro forma
                                             --------------------  -------------------  ---------------   -------------------

ASSETS:
Current assets:

      Cash and cash equivalents                         $  1,851   $116,809                              $118,660
    Trade accounts receivable
                                                                    424,531                                424,531
    Inventories
                                                                    153,433                                153,433
   Prepaid expenses and other current
   assets                                                            21,764                                 21,764
                                             --------------------  -------------------  ---------------   -------------------

        Total current assets
                                                           1,851    716,537                                718,388
                                             --------------------  -------------------  ---------------   -------------------


Property and equipment, net                                         39,627                                 39,627

Intercompany receivables                                                                                  -

Deferred income taxes                                                                                     -

Intangible assets, net                                              107,664                                107,664

Deposit                                                              16,281                                 16,281
                                             --------------------  -------------------  ---------------   -------------------

        Total assets                                             $                                     $
                                          $                1,851     880,109                                881,960
                                             ====================  ===================  ===============   ===================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Trade liabilities                                             $                                     $
                                          $                4,280     578,255                                582,535
   Accrued expenses and other current
   liabilities                                                       220,753                                220,753
   Advances payable, related party
                                                                     709,067                                709,067
   Note Payble, related party                                         70,000                                 70,000
    Short-term borrowings
                                                                   1,109,754                              1,109,754
                                             -------------------- -------------------  ---------------   -------------------

        Total current liabilities
                                                           4,280  2,687,829                              2,692,109
                                             -------------------- -------------------  ---------------   -------------------

Shareholders' deficit:
    Common stock
                                                           2,000     10,632            A$  (126)            12,506
    Additional paid-in-capital
                                                         16,215   2,986,691            A(16,848)         2,986,058

                                                                                       A    126
    Accumulated deficit
                                                        (20,644)  (5,124,065)          A  16,848        (5,127,861)
    Accumulated other comprehensive income
                                                                     319,022                               319,022
                                             --------------------  -------------------  ---------------   -------------------

        Total shareholders' deficit
                                                         (2,429)   (1807,720)                            (1,810,149)
                                             --------------------  -------------------                    -------------------


                                                          $1,851   $880,109                           $     881,960
                                                         =======   ========                                 =======
                                             --------------------  -------------------  ---------------   -------------------

                                      F-32

Effective  July  25,  2001,  Kingsgate  Acquisitions,  Inc.  (the  "Company"  or
     "Kingsgate) entered into an acquisition agreement (the Agreement) with Look Models International, Inc. ("LMI"), a Delaware Corporation, that through its wholly-owned subsidiaries, operates a model agency, an event marketing, licensing and sponsorship business, and a product development and distributor business that manufactures and distributes a line of cosmetics and other related products both in the retail and wholesale sectors. Kingsgate, a development stage corporation, was organized on September 28, 1999 as a vehicle to acquire or merge with a business.

Pursuant to the Agreement,  the  shareholders of LMI agreed to sell to Kingsgate
     100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders are to be issued to the founder of LMI, Wolfgang Schwarz. After the transaction, Kingsgate will have a total of 13,500,000 shares of common stock issued and outstanding.

The transaction will be accounted for as a reverse acquisition of Kingsgate by LMI, since the shareholder of LMI will own approximately 85.2% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by LMI and as a recapitalization of LMI.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on March 31, 2002. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements of LMI, as well as those of the Company. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that actually would have occurred had the transaction been consummated on March 31, 2002, or to project the Company's financial position to any future period.

A pro forma statement of operations has not been presented as Kingsgate incurred a loss of $15,365 and $820 for the years ended December 31, 2001 and 2000, respectively and $3,796 and $780 for the three months ended March 31, 2002 and 2001, respectively. Neither amount would materially increase the net loss incurred by LMI for the year ended December 31, 2001 and 2000 of $1,725,950 and $1,680,438, respectively and for the three months ended March 31, 2002 and 2001 of $205,695 and $518,573, respectively as shown in the LMI historical financial statements. Loss per share for LMI for the year ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001 based on 13,500,000 shares outstanding would have been $0.13, $0.12, $0.02 and $0.04, respectively.

1.   Description of the transaction:

Effective  July  25,  2001,  Kingsgate  Acquisitions,  Inc.  (the  "Company"  or
     "Kingsgate") entered into an acquisition agreement (the Agreement) with Look Models International, Inc. ("LMI")

Pursuant to the agreement,  the  shareholders of LMI agreed to sell to Kingsgate
     100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders are to be issued to the founder of LMI, Wolfgang Schwarz. After the transaction, Kingsgate will have a total of 13,500,000 shares of common stock issued and outstanding.

The transaction represents as a reverse acquisition of Kingsgate by LMI, since the shareholders of LMI will own approximately 85.2% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by LMI and as a recapitalization of LMI.

The historical shareholder's deficit of LMI, prior to the merger, is to be retroactively restated for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of the Company's and LMI's common stock, with an offset to additional paid-in capital

2.   Description of the pro forma adjustments:

(A)  To reflect the acquisition of 100% of the  outstanding  common stock of LMI in exchange for 11,000,000 shares of Kingsgate's common stock. The transaction is recorded as a reverse acquisition. The historical shareholders' deficit of LMI prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of Kingsgate's and LMI's common stock, with an offset to additional paid-in capital. The accumulated deficit of the acquirer is carried forward after the acquisition.

                          Kingsgate Acquisitions, Inc.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.



     Until ------- ---, 2002 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution


     We are not incurring any expenses in connection with registration statemen. The following are estimated expenses for the registration payable by Look
Models:

Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $100,000
Accounting Fees.............................................     $ 80,000
Edgarization, Printing and Engraving........................     $ 15,000
Miscellaneous...............................................     $ 10,000
Transfer Agent Fees.........................................     $  2,500
                                                                --------
TOTAL.......................................................     $215,000

Item 26. Recent Sales of Unregistered Securities


     The registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors for cash consideration of $.01 per share for an aggregate investment of $20,000. Barney Magnusson, President, Treasurer and Director, and Leslie McGuffin, Secretary and Director, purchased 200,000 and 50,000 shares of common stock respectively. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services. These investors were all sophisticated investors.


     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Barney Magnusson, President of the registrant.

     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our unregistered securities are accredited

EXHIBITS

Item 27.

2.1 Securities Purchase Agreement with Look Models International, Inc. dated July 25, 2000*

3.1  Certificate of Incorporation of Look Models International, Inc.*

3.2  Amendment to Certificate  of  Incorporation  of Look Models  International,
     Inc.*

3.3  By-Laws of Look Models International and its affiliates*

3.4  Articles of Association of Fordash Holdings, Ltd.*

3.5  Memorandum of Association of Fordash Holdings, Ltd.*

3.6  Articles of Incorporation of Look Eventmanagement GmbH*


3.7  Articles of Incorporation of Look Model Management GmbH
     (formerly Elite Model Management Vienna GmbH)*

3.8  Certificate of Incorporation of Kingsgate Acquisitions, Inc.**

3.9  By-laws of Kingsgate Acquisitions, Inc.**


4.1  Specimen Certificate of Common Stock**

4.2  Form of Warrant**

4.3  Form of Escrow Agreement**

4.4  Executed Escrow Agreement**

5.1  Opinion of Sheila Covino, Esq. dated October 20, 2000
10.1 Agreement  between  Look   Eventmanagement   GmbH  and  Parfumerie  Douglas
     Gesellschaft m.b.H.*

10.2 Agreement by and between Look Models International, Inc. and Models Prefer, Ltd.*

10.3 Trademark   Licensing   Agreement  between  Uli  Petzold  and  Look  Models
     International, Inc.*

10.4 Look Models International Certificate of Intellectual Property registration*

10.5 Sample Look Evenmanagement Licensing Agreement*

10.6 Sample Look Model Manangement Commission Agreement*

10.7 Sample Look Model Management Mother Agency Agreement*

10.8 Employment Agreement for Wolfgang Schwarz*


10.9 Agreement by and between Look Models International, Inc. and Dialpack GmbH


23.1 Consent Thomas Monahan, CPA to Use Opinion

23.2 Consent of Sheila Corvino, Esq. dated October 20, 2000 to use opinion***

23.3 Consent of Horwarth Gelfond Hochstadt Pangburn, P.C.

23.4 Consent of Wolfgang Schwarz*

23.5 Consent of Uli Petzold*

23.7 Consent of Erwin Krause*


     * Previously submitted as to exhibits to registration statement filed December 14, 2001.



     ** Previously submitted as exhibits to registration statement filed November 23, 1999.

     *** Previously submitted as exhibits to post effective registration statement filed November 1, 2000.

Item 28.

UNDERTAKINGS

The  Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in value of securities offered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to 424(b) if, in the aggregate, the changes in valuation and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of the registration fee tablie in the effective registration statement;


     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on August 14, 2002


                                         KINGSGATE ACQUISITIONS, INC.

                                         By: /s/Barney Magnusson
                                            ---------------------------
                                            Barney Magnusson, President

                                            Principal Executive Officer,
                                            Principal Financial Officer,
                                            Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

         /s/Barney Magnusson

         -------------------------------         Dated: August 14, 2002
         Barney Magnusson
         President, Treasurer, Director



         /s/Leslie McGuffin

         -------------------------------         Dated: August 14, 2002
         Leslie McGuffin
         Secretary, Director